As Filed with the Securities and Exchange Commission on April 1, 1999
                                                              File No. 333-59765
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)
         Nebraska                         6300                         470221457
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                  206 South 13th Street Lincoln, Nebraska 68508
                                 1-800-525-9287
             (Address of registrant's principal executive offices)

                                   JOHN MORRIS
                          LINCOLN BENEFIT LIFE COMPANY
                             206 SOUTH 13TH STREET
                            LINCOLN, NEBRASKA 68508
                                 1-800-525-9287
                          (Name of agent for service)

        ---------------------------------------------------------------
                                    Copy to:
                               JOAN E. BOROS, ESQ.
                           Jorden Burt Boros Cicchetti
                             Berenson & Johnson LLP
                        1025 Thomas Jefferson Street N.W.
                                 Suite 400 East
                          Washington, D. C. 20007-0805

         --------------------------------------------------------------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         Calculation of Registration Fee

----------------------------- -------------- -------------------- ------------------------- ------------------
    Title of Each Class of     Amount to be    Proposed Maximum      Proposed Maximum          Amount to
 Securities to be Registered    Registered    Offering Price Per  Aggregate Offering Price  Registration Fee
                                                     Unit
----------------------------- -------------- -------------------- ------------------------- ------------------
Market Value Adjusted
Interest under individual
Flexible Premium
Deferred Variable Annuity
Contracts. . . . . . . . . .         *                *                     *                      *
 . . . .
----------------------------- -------------- -------------------- ------------------------- ------------------

* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post effective amendment to the registration statement.

                              CROSS REFERENCE SHEET
                    (Pursuant to Regulation S-K, Item 501(b)

Form S-1 Item No. And Caption                                Caption in Prospectus
-----------------------------------------                             -----------------------------------------
1.  Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus. . . . . .   Facing Page and Outside Front Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages
         of Prospectus. . . . . . . . . . . . . . . . . .    Table of Contents

3.  Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges. . . . . . . . . . .   Questions and Answers about Your Contract; Not Applicable as to Ratio of Earnings to Fixed Charges

4.  Use of Proceeds . . . . . . . . . . . . . . . . . . .    Allocation of Purchase Payments; The Investment and Fixed Account
                                                             Options; Lincoln Benefit Life Company; Investments by Lincoln Benefit

5.  Determination of Offering Price. . . . . . . . . . . .   Not Applicable

6.  Dilution . . . . . . . . . . . . . . . . . . . . . . .   Not Applicable

7.  Selling Security Holders. . . . . . . . . . . . . . .    Not Applicable

8.  Plan of Distribution. . . . . . . . . . . . . . . . .    Distribution of Contracts

9.  Description of Securities to be Registered. . . . . .    Questions and Answers about your Contract; Description of the
     Contracts; Annuity Benefits; Other Contract Benefits; Contract Charges

10.  Interests of Named Experts and Counsel . . . . . . .    Experts; Legal Matters

11.  Information with respect to Registrant. . . . . . . .   Taxes; Description of Lincoln Benefit Life Company and the Separate
                                                             Account; Legal Proceedings; Financial Statements

12.  Disclosure of Commission Position on
         Indemnification for Securities Act Liability. . .   Part II, Item 17.

                                FLEXIBLE PREMIUM
                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS
                                    ISSUED BY
                          LINCOLN BENEFIT LIFE COMPANY
                               IN CONNECTION WITH
                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT
           STREET ADDRESS: 206 SOUTH 13TH ST., LINCOLN, NE 68508-1993
            MAILING ADDRESS: P. O. BOX 82532, LINCOLN, NE 68501-2532

                        TELEPHONE NUMBER: 1-800-525-9287


The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis.


Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers forty investment options, each of which is a subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:


JANUS ASPEN SERIES: Flexible Income Portfolio, Balanced Portfolio, Growth Portfolio, Aggressive Growth Portfolio, Worldwide Growth Portfolio

FEDERATED INSURANCE MANAGEMENT SERIES: Utility Fund II, Fund for U.S. Government Securities II, High Income Bond Fund II

FIDELITY VARIABLE INSURANCE PRODUCTS FUND: Money Market Portfolio, Equity-Income Portfolio, Growth Portfolio, Overseas Portfolio

FIDELITY  VARIABLE   INSURANCE   PRODUCTS  FUND  II:  Asset  Manager  Portfolio,
Contrafund Portfolio, Index 500 Portfolio

THE ALGER AMERICAN FUND: Income and Growth Portfolio, Small Capitalization Portfolio, Growth Portfolio, MidCap Growth Portfolio, Leveraged AllCap Portfolio

SCUDDER VARIABLE LIFE INVESTMENT FUND: Bond Portfolio, Balanced Portfolio, Growth and Income Portfolio, Global Discovery Portfolio, International Portfolio

STRONG VARIABLE INSURANCE FUNDS, INC.: Discovery Fund II, Growth Fund II

STRONG OPPORTUNITY FUND II, INC.: Opportunity Fund II


T. ROWE PRICE INTERNATIONAL SERIES, INC.: T. Rowe Price International Stock Portfolio

T. ROWE PRICE EQUITY SERIES,  INC.: T. Rowe Price New America Growth  Portfolio,
T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price

Equity Income Portfolio

MFS VARIABLE INSURANCE TRUST: Growth with Income Series, Research Series, Emerging Growth Series, Total Return Series, New Discovery Series


STI CLASSIC VARIABLE TRUST: Capital Appreciation Fund, International Equity Fund, Value Income Stock Fund

Some of the portfolios described in this Prospectus may not be available in your Contract. We may make available other investment options in the future.


You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Subaccounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 1999. The information in the Statement of Additional Information is incorporated by reference in this

                                                        (continued on next page)
--------------------------------------------------------------------------------

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MAY 1, 1999.

prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page [ ] of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements begin on page F-1 of this prospectus. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                TABLE OF CONTENTS

DEFINITIONS......................................................

FEE TABLES.......................................................

EXAMPLES.........................................................

EXPLANATION OF FEE TABLES AND EXAMPLES...........................

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT........................

CONDENSED FINANCIAL INFORMATION..................................

DESCRIPTION OF THE CONTRACTS.....................................
Summary..........................................................
Contract Owner...................................................
Annuitant........................................................
Modification of the Contract.....................................
Assignment.......................................................
Free Look Period.................................................

PURCHASES AND CONTRACT VALUE.....................................
Minimum Purchase Payment.........................................
Automatic Payment Plan...........................................
Allocation of Purchase Payments..................................
Contract Value...................................................
Separate Account Accumulation Unit Value.........................
Transfer During Accumulation Period..............................
Transfers Authorized by Telephone................................
Automatic Dollar Cost Averaging Program..........................
Portfolio Rebalancing............................................

THE INVESTMENT AND FIXED ACCOUNT OPTIONS.........................
Separate Account Investments.....................................
The Portfolios...................................................
Voting Rights....................................................
Additions, Deletions, and Substitutions of Securities............
The Fixed Account................................................
General..........................................................
Guaranteed Maturity Fixed Account Option.........................
Market Value Adjustment..........................................
Dollar Cost Averaging Fixed Account Option.......................

ANNUITY BENEFITS.................................................
Annuity Date.....................................................
Annuity Options..................................................
Other Options....................................................
Annuity Payments: General........................................
Variable Annuity Payments........................................
Fixed Annuity Payments...........................................
Transfers During Annuity Period..................................
Death Benefit During Annuity Period..............................
Certain Employee Benefit Plans...................................

OTHER CONTRACT BENEFITS..........................................
Death Benefit....................................................
Enhanced Death Benefit Rider.....................................
Enhanced Death and Income Benefit Rider..........................
Beneficiary......................................................
Contract Loans for 401(a), 401(k), and 403(b) Contracts..........
Withdrawals (Redemptions)........................................
Substantially Equal Periodic Payments............................
Systematic Withdrawal Program....................................
ERISA Plans......................................................
Minimum Contract Value...........................................

CONTRACT CHARGES.................................................
Mortality and Expense Risk Charge................................
Administrative Charges...........................................
Contract Maintenance Charge......................................
Administrative Expense Charge....................................
Transfer Fee.....................................................
Sales Charges....................................................
Withdrawal Charge................................................
Free Withdrawal..................................................
Waiver Benefits..................................................
General..........................................................
Confinement Waiver Benefit.......................................
Terminal Illness Waiver Benefit..................................
Unemployment Waiver Benefit......................................
Waiver of Withdrawal Charge for Certain Qualified Plan
 Withdrawals.....................................................
Premium Taxes....................................................
Deduction for Separate Account Income Taxes......................
Other Expenses...................................................

FEDERAL TAX MATTERS..............................................
Taxation of Annuities in General.................................
Tax Qualified Contracts..........................................
Income Tax Withholding...........................................

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE
ACCOUNT..........................................................
Lincoln Benefit Life Company.....................................
Consolidated Financial Statements of Lincoln Benefit.............
Selected Financial Data..........................................
Investments by Lincoln Benefit...................................
Management's Discussion and Analysis of Financial Condition and
 Results of Operations...........................................
Competition......................................................
Employees........................................................
Properties.......................................................
Executive Officers and Directors of Lincoln Benefit..............
Executive Compensation...........................................
State Regulation of Lincoln Benefit..............................
Separate Account.................................................

ADMINISTRATION...................................................

MARKET TIMING AND ASSET ALLOCATION SERVICES......................

DISTRIBUTION OF CONTRACTS........................................

LEGAL PROCEEDINGS................................................

LEGAL MATTERS....................................................

EXPERTS..........................................................

REGISTRATION STATEMENT...........................................

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.........

CONSOLIDATED FINANCIAL STATEMENTS................................      F-1

APPENDIX A--ACCUMULATION UNIT VALUES.............................      A-1
APPENDIX B--PORTFOLIOS AND PERFORMANCE DATA......................      B-1
APPENDIX C--ILLUSTRATION OF A MARKET VALUE ADJUSTMENT............      C-1

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                   DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The natural person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU") - The person(s) having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your interests in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying mutual funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to us as premium for the Contract by you or on your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.

                                   FEE TABLES

CONTRACT OWNER TRANSACTION EXPENSES

Contingent Deferred Sales Charge -- Withdrawal Charge
(as a percentage of Purchase Payments)

CONTRIBUTION  APPLICABLE  CONTRIBUTION  APPLICABLE
    YEAR        CHARGE        YEAR        CHARGE
------------  ----------  ------------  ----------
    1-2           7%           6            4%
    3-4           6%           7            3%
     5            5%           8+           0

ANNUAL CONTRACT MAINTENANCE CHARGE...................................  $   35.00
TRANSFER FEE (Applies solely to the second and
 subsequent transfers within a calendar month.
 We are currently waiving the transfer fee)..........................  $   10.00
SEPARATE ACCOUNT EXPENSES (AS A PERCENTAGE OF
 DAILY NET ASSET VALUE DEDUCTED FROM EACH OF THE
 SUBACCOUNTS OF THE SEPARATE ACCOUNT)

        Mortality and Expense Risk Charge*...........................      1.15%
        Administrative Expense Charge................................      0.10%
                                                                       ---------
        Total Separate Account Annual Expenses.......................      1.25%

------------------------
* If you select the Enhanced Death Benefit Rider, the Mortality and Expense Risk Charge will be equal to 1.35% of your Contract's average daily net assets in the Separate Account. If you select the Enhanced Death and Income Benefit Rider, the Mortality and Expense Risk Charge will be equal to 1.55% of your Contract's average daily net assets in the Separate Account.

                        PORTFOLIO COMPANY ANNUAL EXPENSES
                (AS A PERCENTAGE OF PORTFOLIO AVERAGE NET ASSETS)

                                                             MANAGEMENT FEE          OTHER EXPENSES        TOTAL
JANUS ASPEN SERIES                                           --------------          --------------        -----
   Flexible Income                                                0.65%                   0.08%            0.73%
   Balanced                                                       0.72%                   0.02%            0.74%
   Growth (1) (after fee waivers or                               0.65%                   0.03%            0.68%
     reductions)
   Aggressive Growth                                              0.72%                   0.03%            0.75%
   Worldwide Growth (1) (after fee waivers or                     0.65%                   0.07%            0.72%
     reductions

FEDERATED INSURANCE MANAGEMENT SERIES
   Utility II (2) (after fee waiver or                            0.68%                   0.25%            0.93%
     expense reimbursement)
   U.S. Government Securities                                     0.52%                   0.33%            0.85%
   II (2) (after fee waiver or expense reimbursement)
   High Income Bond II                                            0.60%                   0.18%            0.78%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
   Money Market                                                   0.20%                   0.10%            0.30%
   Equity-Income (3)                                              0.49%                   0.09%            0.58%
   Growth (3)                                                     0.59%                   0.09%            0.68%
   Overseas (3)                                                   0.74%                   0.17%            0.91%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
   Asset Manager (3)                                              0.54%                   0.10%            0.64%
   Contrafund (3)                                                 0.59%                   0.11%            0.70%
   Index 500                                                      0.24%                   0.11%            0.35%

THE ALGER AMERICAN FUND
   Income and Growth                                              0.625%                  0.075%           0.70%
   Small Capitalization                                           0.85%                   0.04%            0.89%
   Growth                                                         0.75%                   0.04%            0.79%
   Midcap Growth                                                  0.80%                   0.04%            0.84%
   Leveraged Allcap (4)                                           0.85%                   0.11%            0.96%

SCUDDER VARIABLE LIFE INVESTMENT FUND
   Bond                                                           0.47%                   0.09%            0.56%
   Balanced                                                       0.47%                   0.08%            0.55%
   Growth and Income                                              0.47%                   0.09%            0.56%
   Global Discovery                                               0.97%                   0.81%            1.78%
   International                                                  0.87%                   0.18%            1.05%

STRONG VARIABLE INSURANCE FUNDS, INC.
   Discovery II                                                   1.00%                   0.18%            1.18%
   Growth II                                                      1.00%                   0.20%            1.20%

STRONG OPPORTUNITY FUND II, INC.
   Opportunity II                                                 1.00%                   0.16%            1.16%

T. ROWE PRICE INTERNATIONAL SERIES, INC.
   T. Rowe Price                                                  1.05%                   0.00%            1.05%
   International Stock

T. ROWE PRICE EQUITY SERIES, INC.
   T. Rowe Price  New America Growth                              0.85%                   0.00%            0.85%
   T. Rowe Price Mid-Cap Growth                                   0.85%                   0.00%            0.85%
   T. Rowe Price Equity Income                                    0.85%                   0.00%            0.85%

MFS VARIABLE INSURANCE TRUST (5)
   Growth with Income                                             0.75%                   0.13%            0.88%
   Research                                                       0.75%                   0.11%            0.86%
   Emerging Growth                                                0.75%                   0.10%            0.85%
   Total Return (6)                                               0.75%                   0.16%            0.91%
   New Discovery (6)                                              0.90%                   0.27%            1.17%

STI CLASSIC VARIABLE TRUST (7)
   STI Capital Appreciation (after fee waiver)                    0.00%                   1.15%            1.15%
   STI Value Income (after fee waiver)                            0.52%                   0.43%            0.95%
   STI International Equity (after fee waiver)                    0.00%                   1.60%            1.60%


--------------------------

(1) Other expenses are based on the gross expenses of the Portfolios before expense offset arrangements for the fiscal year ended December 31, 1998. The information for Growth and Worldwide Growth is net of fee reductions from Janus Capital. Without such reductions, the Management Fee, Other Expenses and Total Operating Expenses for the Portfolios would have been 0.72%, 0.03% and 0.75% for Growth Portfolio; and 0.67%, 0.07%, and 0.74%
      for Worldwide Growth Portfolio, respectively. Janus Capital may modify or terminate the fee reductions at any time upon at least 90 days' notice to the Portfolios' Trustees.

(2) The expense figures shown reflect the voluntary waiver of all or a portion of the Management Fee. The maximum Management Fees for the indicated Portfolios and the Total Portfolio Expenses absent the voluntary waiver are as follows: 0.75% and 1.00%, respectively, for the Utility Fund II; and 0.60% and 0.93%, respectively, for the U.S. Government Securities II.

(3) A portion of the brokerage commissions the Portfolio paid was used to reduce its expenses. Including this reduction, total operating expenses would have been for Equity Income -- 0.57%, for Growth -- 0.66%, for Overseas -- 0.89%, for Asset Manager -- 0.63%, and for Contrafund -- 0.66%.

(4) Included in the Other Expenses of this Portfolio is 0.03% of interest expense.


(5) Each Portfolio has an expense offset arrangement which reduces the Portfolio's custodian fee based upon the amount of cash maintained by the Portfolio with its custodian and dividend disbursing agent, and may enter into other such arrangements and directed brokerage arrangements (which would also have the effect of reducing the Portfolio's expenses). Any such fee reductions are not reflected under "Other Expenses".


(6) The Adviser has agreed to bear expenses for these Portfolios, subject to reimbursement by these Portfolios, such that each such Portfolio's "Other Expenses" (except for Emerging Growth, Research, and Growth with Income) shall not exceed 0.25% of the average daily net assets of the Portfolio during the current fiscal year. Otherwise, "Other Expenses" and "Total Expenses" for New Discovery (estimate) would be Other Expenses 4.32% and Total Expenses 5.22%.

(7) Absent voluntary fee waivers, the management fee, other expenses and total expenses expressed as a percentage of net assets of the portfolios would have been 0.45%, 1.15%, and 1.60% for STI Capital Growth, 0.80%, 0.43, and 1.23% for STI Value Income, and 1.25%, 1.68% and 2.93% for STI International Equity.


EXAMPLES

IF YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME PERIOD, YOU WOULD PAY THE FOLLOWING EXPENSES ON A $1,000 INVESTMENT, ASSUMING 5% ANNUAL RETURN ON ASSETS.


         Sub-Account                                               1 Year        3 Years        5 Years       10 Years
-----------------------------------------                         -------        -------        -------       --------
Janus Flexible Income                                               $86            $125           $163          $242
Janus Balanced                                                      $86            $126           $163          $243
Janus Growth                                                        $86            $124           $160          $237
Janus Aggressive Growth                                             $87            $126           $164          $244
Janus Worldwide Growth                                              $86            $125           $162          $241

Federated Utility II                                                $88            $131           $173          $263
Federated U.S. Government Securities II                             $88            $129           $169          $255
Federated High Income Bond II                                       $87            $127           $165          $248

Fidelity Money Market                                               $82            $112           $140          $196
Fidelity Equity-Income                                              $85            $121           $155          $226
Fidelity Growth                                                     $86            $124           $160          $237
Fidelity Overseas                                                   $88            $130           $172          $261
Fidelity Contrafund                                                 $86            $124           $161          $239
Fidelity Asset Manager                                              $86            $123           $158          $233
Fidelity Index 500                                                  $83            $114           $143          $202

Alger American Income and Growth                                    $87            $127           $161          $239
Alger American Small Capitalization                                 $88            $130           $171          $259
Alger American Growth                                               $87            $127           $166          $249
Alger American Midcap Growth                                        $87            $128           $168          $254
Alger American Leveraged AllCap                                     $89            $132           $174          $266

Scudder Bond                                                        $85            $120           $154          $224
Scudder Balanced                                                    $85            $120           $153          $223
Scudder Growth and Income                                           $85            $120           $154          $224
Scudder Global Discovery                                            $96            $155           $215          $346
Scudder International                                               $89            $134           $179          $275

Strong Discovery II                                                 $91            $138           $185          $288
Strong Growth II                                                    $91            $139           $186          $290
Strong Opportunity II                                               $90            $137           $184          $286

T. Rowe Price International Stock                                   $89            $134           $179          $275
T. Rowe Price New American Growth                                   $88            $129           $169          $255
T. Rowe Price Mid-Cap Growth                                        $88            $129           $169          $255
T. Rowe Price Equity Income                                         $88            $129           $169          $255

MFS Growth with Income                                              $88            $130           $170          $258
MFS Research                                                        $88            $129           $169          $256
MFS Emerging Growth                                                 $88            $129           $169          $255
MFS Total Return                                                    $88            $130           $172          $261
MFS New Discovery                                                   $90            $138           $185          $287

STI Capital Appreciation                                            $90            $137           $184          $285
STI Value Income                                                    $88            $132           $174          $265
STI International Equity                                            $94            $150           $206          $329


IF YOU ANNUITIZE OR IF YOU DO NOT SURRENDER YOUR CONTACT AT THE END OF THE APPLICABLE TIME PERIOD, YOU WOULD PAY THE FOLLOWING EXPENSES ON A $1,000 INVESTMENT, ASSUMING 5% ANNUAL RETURN ON ASSETS.

        Sub-Account                                                1 Year        3 Years         5 Years       10 Years
--------------------------                                        -------         ------         -------       --------
Janus Flexible Income                                               $21            $66            $113          $242
Janus Balanced                                                      $21            $66            $113          $243
Janus Growth                                                        $21            $64            $110          $237
Janus Aggressive Growth                                             $21            $66            $114          $244
Janus Worldwide Growth                                              $21            $65            $112          $241

Federated Utility II                                                $23            $72            $123          $263
Federated U.S. Government Securities II                             $22            $69            $119          $255
Federated High Income Bond II                                       $22            $67            $115          $248

Fidelity Money Market                                               $17            $52            $90           $196
Fidelity Equity-Income                                              $20            $61            $105          $226
Fidelity Growth                                                     $21            $64            $110          $237
Fidelity Overseas                                                   $23            $71            $122          $261
Fidelity Contrafund                                                 $21            $65            $111          $239
Fidelity Asset Manager                                              $20            $63            $108          $233
Fidelity Index 500                                                  $17            $54            $93           $202

Alger American Income and Growth                                    $21            $65            $111          $239
Alger American Small Capitalization                                 $23            $71            $121          $259
Alger American Growth                                               $22            $67            $116          $249
Alger American Midcap Growth                                        $22            $69            $118          $254
Alger American Leveraged AllCap                                     $24            $73            $124          $266

Scudder Bond                                                        $20            $60            $104          $224
Scudder Balanced                                                    $19            $60            $103          $223
Scudder Growth and Income                                           $20            $60            $104          $224
Scudder Global Discovery                                            $32            $97            $165          $346
Scudder International                                               $24            $75            $129          $275

Strong Discovery II                                                 $26            $79            $135          $288
Strong Growth II                                                    $26            $80            $136          $290
Strong Opportunity II                                               $26            $79            $134          $286

T. Rowe Price International Stock                                   $24            $75            $129          $275
T. Rowe Price New American Growth                                   $22            $69            $119          $255
T. Rowe Price Mid-Cap Growth                                        $22            $69            $119          $255
T. Rowe Price Equity Income                                         $22            $69            $119          $255

MFS Growth with Income                                              $23            $70            $120          $258
MFS Research                                                        $23            $70            $119          $256
MFS Emerging Growth                                                 $22            $69            $119          $255
MFS Total Return                                                    $23            $71            $122          $261
MFS New Discovery                                                   $26            $79            $135          $287

STI Capital Appreciation                                            $25            $78            $134          $285
STI Value Income                                                    $23            $72            $124          $265
STI International Equity                                            $30            $92            $156          $329



* We will not charge a Withdrawal Charge on Annuitization if you select a Payment Option that provides payments over at least five years or over the Annuitant's lifetime.

                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. We have included the table and examples shown above to assist you in understanding the costs and expenses that you will bear directly or indirectly by investing in the Separate Account. The table reflects expenses of the Separate Account as well as the Portfolios. For additional information, you should read "Contract Charges," which begins on page 29 below; you should also read the sections relating to expenses of the Portfolios in their prospectuses. The examples do not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

2. The examples assume that you did not make any transfers. We are currently waiving the transfer fee, but in the future, we may decide to charge $10 for the second and each subsequent transfer within a calendar month. Premium taxes are not reflected. Currently, we deduct premium taxes (which range from 0% to 3.5%) from Contract Value upon full surrender, death or annuitization.

3. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, which we calculated by dividing the total amount of contract maintenance charges expected to be collected during a year by the total estimated average net assets of the Subaccounts and the Fixed Account attributable to the Contracts.

4. The examples reflect any Free Withdrawal Amounts.

NEITHER THE FEE TABLES NOR THE EXAMPLES SHOULD BE CONSIDERED REPRESENTATIONS OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. SIMILARLY, THE ANNUAL RATE OF RETURN OF 5% ASSUMED IN THE EXAMPLE IS NOT AN ESTIMATE OR GUARANTEE OF FUTURE INVESTMENT PERFORMANCE.

                              QUESTIONS AND ANSWERS
                               ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of a mutual fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

-  a life annuity with payments guaranteed for five to twenty years;

- a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

-  fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. We will not issue a Contract to you if either you or the Annuitant is age 90 or older before we receive your application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

            Fund                       Portfolio(s)
-----------------------------  -----------------------------
------------------------------------------------------------

Janus Aspen Series             Flexible Income Portfolio
                               Balanced Portfolio
                               Growth Portfolio
                               Aggressive Growth Portfolio
                               Worldwide Growth Portfolio
------------------------------------------------------------
Federated Insurance            Utility Fund II
Management Series              Fund for U.S. Government
                               Securities II
                               High Income Bond Fund II
------------------------------------------------------------
Fidelity Variable Insurance    Money Market Portfolio
Products Fund                  Equity-Income Portfolio
                               Growth Portfolio
                               Overseas Portfolio
------------------------------------------------------------
Fidelity Variable Insurance    Asset Manager Portfolio
Products Fund II               Contrafund Portfolio
                               Index 500 Portfolio
------------------------------------------------------------
The Alger American Fund        Income and Growth Portfolio
                               Small Capitalization
                               Portfolio
                               Growth Portfolio
                               MidCap Growth Portfolio
                               Leveraged AllCap Portfolio
------------------------------------------------------------
Scudder Variable Life          Bond Portfolio
Investment Fund                Balanced Portfolio
                               Growth and Income Portfolio
                               Global Discovery Portfolio
                               International Portfolio

------------------------------------------------------------
Strong Variable Insurance      Discovery Fund II
Funds, Inc.                    Growth Fund II
------------------------------------------------------------
Strong Opportunity Fund II,    Opportunity Fund II
Inc.
------------------------------------------------------------

T. Rowe Price International    T. Rowe PriceInternational Stock Portfolio
Series, Inc.

------------------------------------------------------------

T. Rowe Price Equity Series,   T. Rowe Price New America Growth Portfolio
Inc.                           T. Rowe Price Mid-Cap Growth Portfolio
                               T. Rowe Price Equity Income Portfolio

------------------------------------------------------------
MFS Variable Insurance Trust   Growth with Income Series
                               Research Series
                               Emerging Growth Series
                               Total Return Series
                               New Discovery Series
------------------------------------------------------------

STI Classic Variable Trust     Capital Appreciation Fund
                               International Equity Fund
                               Value Income Stock Fund
------------------------------------------------------------

Some of the Portfolios described in this Prospectus may not be available in your Contract.


Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions: (1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6); (2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts; (3) when you allocate part of your interest in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period; (4) when you annuitize your Contract; and (5) when we pay a death benefit. We will not apply a Market Value Adjustment to a transaction to the extent that: (1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or (2) it is necessary to meet IRS minimum withdrawal requirements. We determine the amount of a Market Value Adjustment using a formula that takes into consideration: (1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and (2) how many years are left until the end of the Guarantee Period. As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.


The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

CONTRIBUTION  APPLICABLE
    YEAR        CHARGE
------------  ----------
    1-2           7%
    3-4           6%
     5            5%
     6            4%
     7            3%
     8+           0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.


Each year, free of Withdrawal Charge or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

     (a) the greater of:

         - earnings not previously withdrawn; or

         - 15% of your total Purchase Payments made in the most recent seven years; plus

     (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.


In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; (2) become unemployed; or
(3) are diagnosed with a terminal illness. These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. In addition, withdrawals may trigger tax liabilities and penalties. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 3, we may increase or decrease certain withdrawals by a Market Value Adjustment.



PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. The taxable portion of a withdrawal or distribution is taxed as ordinary income.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a natural person. To obtain payment of the Death Benefit, the Beneficiary must submit to us written proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

(1) your total Purchase Payments reduced proportionately for any prior partial withdrawals;

(2) your Contract Value;

(3) the amount you would have received by surrendering your Contract; or

(4) your Contract Value on each Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced proportionately by any partial withdrawals since that anniversary.

We also offer two optional enhanced death benefit riders, which are described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our automatic dollar cost averaging or portfolio rebalancing programs. You may not use both programs at the same time.


Under the dollar cost averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing to up to eight options, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.


Under the portfolio rebalancing program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

FREE-LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances.

11. WHO CAN I CONTACT FOR MORE INFORMATION?


You can write to us at Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, Nebraska 68501-2532, or call us at (800) 525-9287.


                         CONDENSED FINANCIAL INFORMATION

Attached  as  Appendix  A is a table  showing  selected  information  concerning
Accumulation Unit Values for each Subaccount for 1998. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The information in the table is included in the Separate Account's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. To obtain a fuller picture of each Subaccount's finances and performance, you should also review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 1998, contained in the Statement of Additional Information. The Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.

                          DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. If your Contract was issued under a Qualified Plan, however, the Plan may limit or modify your rights and privileges under the Contract and may limit your right to choose someone else to receive benefits. We will not issue a Contract to a purchaser who has attained age 90, or where the Annuitant has attained age 90.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. You may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign a Contract issued under a Non-Qualified Plan that is not subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). If a Contract is issued pursuant to a Qualified Plan or a Non-Qualified Plan that is subject to Title 1 of ERISA, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states,on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

                          PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some  states,  however,  we are  required  to return at least  your  Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your interest in the Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described on page A-1 below. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.


As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day. We close our offices for business on certain days immediately preceding or following certain national holidays when the NYSE is open for business. For calendar year 1999, our office will be closed on July 5th, November 26th, December 24th and December 31st. For transfers requested on these days, we will make the transfer on the first subsequent day on which we and the NYSE are open.


If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 33 below.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which we and the NYSE are open for business, at that day's price.

We may charge you the transfer fee described on page 47 below, although we currently are waiving it. In addition, we may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Subaccount of your choosing to up to eight options, including other Subaccounts or the Guaranteed Maturity Fixed Account Option. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. If you elect this program, the first transfer will occur one interval after your Issue Date. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of dollar cost averaging is that you will purchase greater numbers of units when the unit prices are relatively low rather than when the prices are higher. As a result, when purchases are made at fluctuating prices, the average cost per unit is less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program; nor will it prevent or necessarily reduce losses in a declining market. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. For example, you could specify that 30% of your Contract Value should be in the Balanced Portfolio, 40% in the Growth Portfolio-Janus Aspen Series and 30% in Federated High Income Bond Fund II. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. No more than eight Subaccounts can be included in a Portfolio Rebalancing program at one time. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur one period after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                    THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy. Appendix B contains a description of how advertised performance data for the Subaccounts are computed.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

JANUS ASPEN SERIES (investment adviser: Janus Capital Corporation)

FLEXIBLE INCOME PORTFOLIO seeks to maximize total return from a combination of current income and capital appreciation, with an emphasis on current income. This Portfolio invests in all types of income-producing securities. This Portfolio may have substantial holdings of debt securities rated below investment grade. Investments in such securities present special risks; you are urged to carefully read the risk disclosure in the accompanying Prospectus for the Portfolio before allocating amounts to the Janus Flexible Income Subaccount.

BALANCED PORTFOLIO seeks long term growth of capital balanced by current income. This Portfolio normally invests 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential.

GROWTH PORTFOLIO seeks long-term growth of capital by investing primarily in a diversified portfolio of common stocks of a large number of issuers of any size. Generally, this Portfolio emphasizes issuers with larger market capitalizations.

AGGRESSIVE GROWTH PORTFOLIO seeks long-term growth of capital. It is a non-diversified fund. It normally invests at least 50% of its equity assets in securities issued by medium-sized companies, which are companies whose market capitalizations at the time of purchase by the Portfolio fall within the same range as companies in the S&P MidCap 400 Index. This range is expected to change on a regular basis. This Portfolio may invest its remaining assets in smaller or larger issuers.

WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital by investing in a diversified portfolio of common stocks of foreign and domestic issuers of any size. This Portfolio normally invests in issuers from at least five different countries including the United States.

FEDERATED INSURANCE MANAGEMENT SERIES (investment adviser: Federated Advisers)

FEDERATED UTILITY FUND II'S investment objective is to achieve high current income and moderate capital appreciation. The Portfolio invests primarily in equity and debt securities of utility companies that produce, transmit, or distribute gas and electric energy, as well as those companies that provide communications facilities, such as telephone and telegraph companies.

FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES II'S investment objective is to provide current income. The Portfolio invests in direct obligations of the U.S. Government or its agencies or instrumentalities, and securities guaranteed by the U.S. Government, its agencies, or instrumentalities. This Portfolio may also invest in certain collateralized mortgage obligations and repurchase agreements.

FEDERATED HIGH INCOME BOND FUND II'S investment objective is to seek high current income. This Portfolio invests at least 65% of its assets in lower rated corporate debt obligations, such as preferred stocks, bonds, debentures, notes, equipment lease certificates and equipment trust certificates. Some of these fixed income securities may involve equity features. Under normal circumstances, this Portfolio will not invest more than 10% of the value of its total assets in equity securities.

FIDELITY  VARIABLE  INSURANCE  PRODUCTS  FUND  (investment   adviser:   Fidelity
Management & Research Company)

MONEY MARKET PORTFOLIO seeks to obtain as high a level of current income as is consistent with preserving capital and providing liquidity. This Portfolio will invest in high quality U.S. dollar-denominated money market securities of domestic and foreign insurers, including U.S. government securities and repurchase agreements.

EQUITY-INCOME PORTFOLIO seeks reasonable income by investing primarily in income-producing equity securities. The goal is to achieve a higher yield than the composite yield of the S&P 500 Composite Stock Price Index. At least 65% of this Portfolio's assets will be invested in income-producing common or preferred stock. The Portfolio, however, has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

GROWTH PORTFOLIO seeks to achieve capital appreciation. This Portfolio usually purchases common stocks, although its investments are not restricted to any one type of security.

OVERSEAS PORTFOLIO seeks long-term growth of capital primarily through investments in foreign securities. At least 65% of this Portfolio's assets will be invested in securities of issuers outside of the United States. The Portfolio normally diversifies its investments across countries and regions.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II (investment adviser: Fidelity Management & Research Company)


ASSET MANAGER PORTFOLIO seeks to obtain high total return with reduced risk over the long term by allocating its assets among domestic and foreign stocks, bonds, and short-term money market securities. Usually, this Portfolio's assets will be allocated within the following guidelines: 50-100% in stocks (equities); 0-50% in bonds (intermediate to long-term); and 0-50% in short-term instruments.

CONTRAFUND PORTFOLIO seeks capital appreciation by investing mainly in equity securities of companies whose value the Portfolio's adviser believes is not fully recognized by the public. This Portfolio usually invests primarily in common stock of domestic and foreign issuers, but it may invest in other types of securities.


INDEX 500 PORTFOLIO seeks long-term capital growth through the purchase of a portfolio of securities that broadly represents the U.S. stock market, as measured by the S&P 500. By investing to match the return of the S&P 500, the Portfolio seeks to keep expenses low.

THE ALGER AMERICAN FUND (investment adviser: Fred Alger Management, Inc.)

INCOME AND GROWTH PORTFOLIO seeks primarily to provide a high level of dividend income. Capital appreciation is a secondary objective of the Portfolio. Except during temporary defensive periods, the Portfolio attempts to invest 100%, and it is a fundamental policy of the Portfolio to invest at least 65%, of its total assets in dividend paying equity securities.


SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 65% of its total assets in equity securities of companies that at the time of purchase have total market capitalization within the range of companies included in the Russell 2000 Growth Index or the S&P SmallCap 600 Index. The Portfolio may invest its remaining assets in equity securities of companies that at the time of purchase have total market capitalization outside of this combined range.


GROWTH PORTFOLIO seeks long-term capital appreciation. Under normal circumstances, the Portfolio invests at least 65% of its total assets in equity securities of companies that have total market capitalization of $1 billion or greater. The Portfolio may invest up to 35% of its total assets in equity securities of companies that have total market capitalization of less than $1 billion.

MIDCAP GROWTH PORTFOLIO seeks long-term capital appreciation. Under normal circumstances, the Portfolio invests at least 65% of its total assets in equity securities of companies that have total market capitalization within the range of companies included in the S&P MidCap 400 Index.

LEVERAGED ALLCAP PORTFOLIO seeks long-term capital appreciation. Except during temporary defensive periods, the Portfolio invests at least 85% of its net assets in equity securities of companies of any size. The Portfolio may purchase put and call options and sell (write) covered call and put options on securities and securities indexes to increase gain and to hedge against the risk of unfavorable price movements, and may enter into futures contracts on securities indexes and purchase and sell call and put options on these futures contracts. The Portfolio may also borrow money for the purchase of additional securities.

SCUDDER VARIABLE LIFE INVESTMENT FUND (investment adviser: Scudder, Kemper Investments, Inc.) The Scudder Variable Life Investment Fund has two classes of shares. The Subaccounts invest in Class A shares, which do not impose distribution fees.

BOND PORTFOLIO seeks high income from a high quality portfolio of debt securities. Under normal circumstances, this Portfolio invests at least 65% of its assets in bonds including those of the U.S. Government and its agencies and those of corporations and other notes and bonds paying high current income. This Portfolio can invest in a broad range of short, intermediate and long-term securities.

BALANCED PORTFOLIO seeks a balance of growth and income from a diversified portfolio of equity and fixed income securities. The Portfolio also seeks long-term preservation of capital through a quality-oriented investment approach that is designed to reduce risk. The Portfolio will invest its assets in equity securities, debt securities with maturities generally exceeding one year, and money market instruments and other debt securities with maturities generally not exceeding thirteen months. Not more than 75% of this Portfolio's net assets may be invested in stocks or other equity investments. Generally, 25%-50% of the Portfolio's net assets are invested in bonds.

GROWTH AND INCOME PORTFOLIO seeks long-term growth of capital, current income and growth of income. In pursuing these three objectives, the Portfolio invests primarily in common stocks, preferred stocks, and securities convertible into common stocks of companies which offer the prospect for growth of earnings while paying higher than average current dividends. The Portfolio allocates its investments among different industries and companies, and changes its portfolio securities for investments considerations and not for trading purposes.

GLOBAL DISCOVERY PORTFOLIO seeks above-average capital appreciation over the long term by investing primarily in the equity securities of small companies located throughout the world. The Portfolio is designed for investors looking for above-average appreciation potential (when compared with the overall domestic stock market as reflected by the S&P 500 Stock Composite Price Index) and the benefits of investing globally, but who are willing to accept above-average stock market risk, the impact of currency fluctuation, and little or no current income. The Portfolio generally invests in small, rapidly growing companies that offer the potential for above-average returns relative to larger companies, yet are frequently overlooked and thus undervalued by the market.

INTERNATIONAL PORTFOLIO seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments. The Portfolio invests in companies, wherever organized, which do business primarily outside the United States. The Portfolio intends to diversify investments among several countries and to have represented in its holdings business activities in not less than three different countries, excluding the United States. The Portfolio invests primarily in equity securities of established companies, listed on foreign exchanges, which the adviser believes have favorable characteristics. It may also invest in fixed income securities of foreign governments and companies.

STRONG VARIABLE INSURANCE FUNDS, INC. (investment adviser: Strong Capital Management, Inc.)


DISCOVERY FUND II seeks capital growth. The Portfolio usually emphasizes equity investments, although it has the flexibility to invest in any security the adviser believes has the potential for capital appreciation. The Portfolio's strategy is to invest generally in small cap companies that are in good businesses, are headed by capable and driven management, and trade at attractive valuations. To a limited extent, and by prospectus, the Portfolio may invest in mid or large cap stocks as well.


GROWTH FUND II seeks capital growth. The Portfolio invests primarily in equity securities that the adviser believes have above-average growth prospects and are selling at reasonable valuations. The Portfolio generally has over half of its assets in small- and mid-cap issues as these companies tend to have the highest growth rates.

STRONG OPPORTUNITY FUND II, INC. (investment adviser: Strong Capital Management, Inc.)

OPPORTUNITY FUND II seeks capital growth. The Portfolio currently emphasizes medium-sized companies that the adviser believes are under-researched and attractively valued. To achieve its investment goals, the Portfolio seeks to find well-managed companies that have sustainable growth prospects but that are selling at prices below their private market values.

T. ROWE PRICE INTERNATIONAL SERIES, INC. (investment adviser: Rowe Price-Fleming International, Inc., a joint venture between T. Rowe Price Associates, Inc. and Robert Fleming Holdings, Ltd.)


T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO seeks long-term growth of capital through investments primarily in common stocks of established, non-U.S. companies. The Portfolio invests substantially all of its assets outside the United States and broadly diversifies its investments among developed and emerging countries throughout the world.


T. ROWE PRICE EQUITY SERIES, INC. (investment adviser: T. Rowe Price Associates, Inc.)


T. ROWE PRICE NEW AMERICA GROWTH PORTFOLIO seeks long-term growth of capital through investment primarily in the common stocks of U.S. growth companies operating in service industries. The Portfolio will invest most of its assets in service companies, regardless of size, that the adviser believes to be above-average performers in their fields. The Portfolio may invest up to 25% of its assets in growth companies outside the service sector.

T. ROWE PRICE MID-CAP GROWTH PORTFOLIO seeks long-term growth of capital by investing primarily in mid-cap stocks with the potential for above-average earnings growth. The adviser will invest at least 65% of the Portfolio's assets in a diversified portfolio of common stocks of mid-cap companies whose earnings the adviser expects to grow at a faster rate than the average company. The adviser defines mid-cap companies as those with market capitalizations within the range of companies in the S&P 400 Mid-Cap Index. However, the Portfolio will not automatically sell or cease to purchase stock of a company it already owns just because the company's market cap grows or falls outside this range. The Portfolio also may invest in other types of securities, such as foreign securities, convertible stocks and bonds, and warrants, when consistent with the Portfolio's investment objective.

T. ROWE PRICE EQUITY INCOME PORTFOLIO seeks to provide substantial dividend income as well as long-term growth of capital by investing primarily in common stocks of established companies. Under normal circumstances, the Portfolio usually will invest at least 65% of its total assets in common stocks of established companies paying above-average dividends which are expected to have favorable prospects for dividend growth and capital appreciation. The Portfolio may also invest in other securities such as foreign securities, convertible stocks and bonds, and warrants, when consistent with the Portfolio's investment objective.


MFS VARIABLE INSURANCE TRUST (investment adviser: Massachusetts Financial Services)

GROWTH WITH INCOME SERIES seeks reasonable current income, as well as long-term growth of capital and income. The Portfolio invests in stocks of companies that the adviser considers to be of high or improving investment quality. The Portfolio has the flexibility to invest in derivative securities when its managers believe such securities can provide better value relative to direct investments in stocks and bonds.

RESEARCH SERIES seeks to provide long-term growth of capital and future income. The Portfolio invests in the common stocks of companies the adviser believes possess better-than-average prospects for long-term growth. The Portfolio may invest up to 20% of its net assets in foreign and emerging market securities. Investing in foreign and emerging market securities involves special risks and may increase share price volatility. The Portfolio has the flexibility to invest in derivative securities when its adviser believes such securities can provide better value relative to direct investments in stocks and bonds.

EMERGING GROWTH SERIES seeks to provide long-term growth of capital. The Portfolio invests primarily in common stocks of companies that are early in their life cycles but which have the potential to become major enterprises. The Portfolio may also invest in more established companies whose earnings growth the adviser expects to accelerate because of special factors. Investing in emerging growth companies involves greater risk than is customarily associated with more established companies. The Portfolio also may invest up to 25% of its net assets in foreign and emerging market securities. The Portfolio has the flexibility to invest in derivative securities when its adviser believes such securities can provide better value relative to direct investments in stocks or bonds.


TOTAL RETURN SERIES seeks to provide above-average current income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital. The Portfolio secondarily seeks to provide reasonable opportunity for growth of capital and income. The Portfolio invests in both equities and fixed income securities. The equity segment is actively managed with a value-oriented style of investing. The fixed income segment is actively managed through shifts in maturity, duration, and sector components. The Portfolio may invest up to 20% of its assets in foreign and emerging market securities. The Portfolio has the flexibility to invest in derivative securities when its adviser believes such securities can provide better value relative to direct investments in stocks or bonds.


NEW DISCOVERY SERIES seeks capital appreciation. This Portfolio seeks to achieve its objective by investing under normal market conditions at least 65% of its total assets in companies that its adviser believes offer superior prospects for growth. Those securities may either be listed on securities exchanges or traded in the over-the-counter markets and may be U.S. or foreign companies.


STI CLASSIC VARIABLE TRUST (investment adviser:  STI Capital Management)

STI CAPITAL APPRECIATION FUND seeks to provide capital appreciation by investing primarily in a portfolio of common stocks, warrants and securities convertible into common stock which in the advisor's opinion are undervalued in the marketplace at the time of purchase.

STI INTERNATIONAL EQUITY FUND seeks to provide long term capital appreciation by investing primarily in a diversified portfolio of equity securities of foreign issuers.

STI VALUE INCOME STOCK FUND seeks to provide current income with the secondary goal of achieving capital appreciation by investing primarily in equity securities.


Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE

Purchase Payment                                                      $10,000
Guarantee Period                                                      5 years
Effective Annual Rate                                                   4.50%


                              END OF CONTRACT YEAR

                                       YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                                     ----------  ----------  ----------  ----------  ----------
Beginning Contract Value             $10,000.00
  X (1 + Effective Annual Rate)        X  1.045
                                      ---------
                                     $10,450.00
Contract Value at end of Contract Year           $10,450.00
  X (1 + Effective Annual Rate)                    X  1.045
                                                  ---------
                                                 $10,920.25
Contract Value at end of Contract Year                       $10,920.25
  X (1 + Effective Annual Rate)                                X  1.045
                                                              ---------
                                                             $11,411.66
Contract Value at end of Contract Year                                   $11,411.66
  X (1 + Effective Annual Rate)                                            X  1.045
                                                                          ---------
                                                                         $11,925.19
Contract Value at end of Contract Year                                                $11,925.19
  X (1 + Effective Annual Rate)                                                         X  1.045
                                                                                       ---------
                                                                                      $12,461.82

Total  Interest  Credited  During  Guarantee  Period  =  $2,461.82   ($12,461.82
-$10,000)

NOTE: This example assumes no withdrawals during the entire five year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.


We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-525-9287.


WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

(1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

(2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

(3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

(4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your interest in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

(1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 32 below;

(2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

(3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

(4) when you annuitize your Contract; and

(5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that: (1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or (2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract.

The formula for calculating Market Value Adjustments is set forth in Appendix C to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares: (1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and (2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period. Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST  AVERAGING  FIXED ACCOUNT  OPTION.  You may also  allocate  Purchase
Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 23 of this prospectus.
                                ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

-  the year of your separation from service; or

- April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code  (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If you are in a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

- Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

- Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

-  a Fixed Annuity;

-  a Variable Annuity; or

-  a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.


OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior seven years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charges" on pages [ ] below. If you elected Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

o   the investment results of the Subaccounts you have selected,
o   the Contract Value at the time you elected annuitization,
o the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request  Fixed Annuity  payments.


If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described in page 22 above, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" on pages 37 below.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE  ANNUITY  PAYMENTS.  One basic  objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining annuity payments to the Beneficiary. The amount and number of these annuity payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining interest will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. In some states, the Contracts offered by this prospectus contain life annuity tables that provide for different benefit payments to men and women of the same age. In certain employment-related situations, however, the U.S. Supreme Court's decision in ARIZONA GOVERNING COMMITTEE V. NORRIS requires employers to use the same annuity tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate under NORRIS.

                            OTHER CONTRACT BENEFITS

DEATH BENEFIT. We will pay a distribution on death, if:

(1) the Contract is in force;

(2) annuity payments have not begun; and

(3) either:

    (a) you die; or

    (b) if the Contract is owned by a company or other legal entity, the Annuitant dies.

Currently, we will pay a distribution on death equal in amount to the Death Benefit or Enhanced Death Benefit, as appropriate. Under the Contract, however, we have the right to pay a distribution equal in amount to the Surrender Value unless:

(1) the Beneficiary chooses to receive the Death Benefit in a lump sum within 180 days of the date of death; and

(2) the Beneficiary requests that the Death Benefit be paid as of the date we receive the completed claim for a distribution on death.

We currently are waiving this 180 day limitation, but we may enforce it in the future. If we do, we will calculate the distribution as of the earlier of the requested distribution date or the fifth anniversary of the date of death.

We determine the Death Benefit as of the date we receive all of the information we need to process the Death Benefit claim. The standard Death Benefit under the Contract is the greatest of the following:

(1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

(2)  the Contract Value on the date as of which we calculate the Death Benefit.

(3)  the Surrender Value;

(4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

A claim for a distribution on death must be submitted before the Annuity Date. As part of the claim, the Beneficiary must provide "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

-    a certified original copy of the Death Certificate;

-    a certified copy of a court decree as to the finding of death; or

- a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

We will pay the Death Benefit in a lump sum within seven days of receiving a completed claim for a distribution on death, unless the Beneficiary selects one of the other alternatives described below.

If the Beneficiary is a natural person, the Beneficiary may choose from the following alternative ways of receiving the distribution:

-  the Beneficiary may receive the distribution as a lump sum payment;

- the Beneficiary may apply the distribution to receive a series of equal periodic payments over the life of the Beneficiary, over a fixed period no longer than the Beneficiary's life expectancy, or over the life of the Beneficiary with payments guaranteed for a period not to exceed the life expectancy of the Beneficiary (the payments must begin within one year of the date of death); or

- if there is only one Beneficiary, he or she may defer payment for up to five years from the date of death. Any remaining funds must be distributed at the end of the five-year period. An Annuitant is necessary for this option. If prior to your death you were the Annuitant, the Beneficiary will become the new Annuitant.

If your spouse is the Beneficiary, he or she may choose to continue the Contract as the new Contract Owner. If your spouse chooses to continue the Contract, the following conditions apply:

(1) On the day the Contract is continued, we will set the Contract Value equal to the Death Benefit or Enhanced Death Benefit, as appropriate, calculated as of the date on which we receive all of the information we need to process your spouse's request to continue the Contract after your death. Because the Death Benefit and Enhanced Death Benefit can never be less than the then current Contract Value, our resetting the Contract will not cause the Contract Value to decrease. During the continuation period, however, the Contract Value will continue to increase or decrease to reflect the investment performance of the Subaccounts, interest credited to the Fixed Account, and charges and expenses under the Contract, as described in this prospectus.

(2) Within one year of the date of death, your spouse may withdraw one lump sum without paying any Withdrawal Charge or incurring any Market Value Adjustment;

(3) During the continuation period, currently we will pay a distribution on death equal to the Death Benefit or the Enhanced Death Benefit, as appropriate, determined as of the date on which we receive due proof of your spouse's death. As described above, we also reserve the right to pay a distribution equal in amount to the Surrender Value as of the date on which we receive due proof of death. The standard Death Benefit payable upon your spouse's death will be calculated using the formula described above. Thus, the amount of the distribution on death may increase or decrease during the continuation period, depending on changes in the Contract Value and other Contract transactions during the continuation period.

(4) If before your death you were the Annuitant, your surviving spouse becomes the Annuitant.

(5) If you selected the Enhanced Death Benefit Rider or the Enhanced Death and Income Benefit Rider, that rider will continue during the continuation period. Your spouse will be treated as the Contract Owner under the applicable Rider.

Your surviving spouse may also select one of the options listed above.

If the Beneficiary is a company or other legal entity, then the Beneficiary must receive the Death Benefit in a lump sum, and the options listed above are not available.

Different  rules may apply to  Contracts  issued in  connection  with  Qualified
Plans.

ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A and Enhanced Death Benefit B. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

- When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

- When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

- On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the highest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate the Death Benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to (a) your total Purchase Payments, (b) reduced by any withdrawal adjustments and (c) accumulated daily at an effective annual rate of 5% per year, until: (1) the first day of the month following the oldest Contract owner's 85th birthday or (2) if the Contract Owner is a company or other legal entity, the Annuitant's 85th birthday. Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Death Benefit A or B, as appropriate.

ENHANCED DEATH AND INCOME BENEFIT RIDER. You may choose the Enhanced Death and Income Benefit Rider. This rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age 90. If the Enhanced Income Benefit is greater than the Annuitized Value on the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single or joint lives with a period certain of (a) at least 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or (b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date. If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we receive them, effective as of the date you signed the form. Until we receive your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

-  your spouse if he or she is still alive; or, if he or she is no longer alive,

-  your surviving children equally; or if you have no surviving children,

-  your estate.

If you name more than one Beneficiary, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal shares to the Beneficiaries. If one of the Beneficiaries dies before you, we will divide the Death Benefit among the surviving Beneficiaries.

Different  rules may apply to  Contracts  issued in  connection  with  Qualified
Plans.

CONTRACT LOANS FOR 401(a), 401(k), AND 403(b) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code, or an Owner of a Contract purchased by a pension, profit-sharing, or other similar plan qualified under Section 401(a) of the Tax Code (a "401 Plan"), including a Section 401(k) plan, where a plan trustee is the Owner. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans and 401 plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code and Title 1 of ERISA. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. You may select from which account(s) to transfer the loan value. However, we will not transfer amounts from the Fixed Account in an amount greater than the total amount of the loan multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the loan. If you do not give us instructions, we will first transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Fixed Account.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

(1) the Death Benefit;

(2) surrender proceeds;

(3) the amount available for partial withdrawal; and

(4) the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty, and be subject to mandatory 20% federal withholding.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 47 below. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 33 above.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 45. Your Contract will terminate if you withdraw all of your Contract Value.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 53 below. Withdrawals also may be subject to a 10% penalty tax, as described on page 51 below.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus. We will not honor your request unless the required form includes your Tax I.D. Number (E.G., Social Security Number) and provides instructions regarding withholding of income taxes.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Account. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Fixed Account in the same proportions as you have instructed us to allocate your Purchase Payments. If you have Contract Value in the Guaranteed Maturity Fixed Account Option that is allocated entirely to Guarantee Periods of the same length, we will subtract the partial withdrawal first from the most recently created Guarantee Period. If your Contract Value in the Guaranteed Maturity Fixed Account Option is allocated to Guarantee Periods of different lengths, you must provide us with allocation instructions, and we will not process your withdrawal request until we receive your instructions. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 46 below. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

(1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

(2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

(3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

(1) when you attain age 59 1/2;

(2) when you terminate your employment with the plan sponsor;

(3) upon your death;

(4) upon your disability as defined in Section 72(m)(7) of the Tax Code; or

(5) in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

(1) salary reduction contributions made after December 31, 1988;

(2) income attributable to such contributions; and

(3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. In general, earnings on annuities are taxable as ordinary income upon withdrawal. As described on page 35 below, a 10% tax penalty is imposed on certain "premature" payments under annuity contracts. The tax penalty applies to any payment received before age 59 1/2, to the extent it is includable in income and is not subject to an exception. The Tax Reform Act of 1986 clarified an exception to this tax penalty. This exception is known as "substantially equal periodic payments."

Generally, under this exception you may take "substantially equal periodic payments" before age 59 1/2 without incurring the tax penalty. These "payments" are withdrawals, as opposed to an annuitization of the Contract. Accordingly, you may need to pay a Withdrawal Charge, and withdrawals from the Fixed Account may be subject to a Market Value Adjustment.

To  qualify  for  this   exception,   the  payments   must  meet  the  following
requirements:

1) The payments must continue to the later of age 59 1/2 or for five years.

2) Payments must be established under one of the approved methods detailed by the IRS in IRS Notice 89-25.

3) You must have separated from service, if you purchased your Contract under a qualified retirement plan or tax sheltered annuity.

If you modify the payment stream in any way, except for reason of death or disability, you will loose the exception. Modification includes changing the amount or timing of the payments, or making additional Purchase Payments. Any subsequent periodic payment will be subject to the penalty tax, unless it qualifies for a different exception. In addition, in the year of the modification, you will be required to pay the penalty tax (plus interest) that you would have been required to pay on the earlier payments if this exception had not applied.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract was issued in connection with a Non-Qualified Plan or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

                                CONTRACT CHARGES

We assess charges under the Contract in three ways:

(1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

(2) as charges against the assets of the Separate Account for administrative expenses or for the assumption of mortality and expense risks; and

(3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 14-16, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

(1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

(2)  to waive the Withdrawal Charge upon your death; and

(3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page [ ] above.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Subaccount. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts and the Fixed Account to which you have allocated your Contract Value, and redeem Accumulation Units and reduce your interest in the Fixed Account accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

SALES CHARGES.


WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.


As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

             CONTRIBUTION                WITHDRAWAL CHARGE
                 YEAR                        PERCENTAGE
---------------------------------------  ------------------
First and Second.......................          7%
Third and Fourth.......................          6%
Fifth..................................          5%
Sixth..................................          4%
Seventh................................          3%
Eighth and later.......................          0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

FIRST. Earnings -- the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

SECOND. "Old Purchase Payments" -- Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

THIRD. Any additional amounts available as a "Free Withdrawal," as described below;

FOURTH. "New Purchase Payments" -- Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.


No Withdrawal Charge is applied in the following situations:

-  on annuitization;

-  the payment of a death benefit;

-  a free withdrawal amount, as described on page 48 below;

- certain withdrawals for Contracts issued under 403(b) plans or 401 plans under our prototype as described on page 49 below;

-  withdrawals taken to satisfy IRS minimum distribution rules;

- withdrawals that qualify for one of the waiver benefits described at page 49 below; and

- withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates to their spouses or minor children.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.


We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may also be subject to tax penalties or income tax. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on pages 51-52 below. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

- In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

-    Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on pages 51-52 below.

WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

(1) Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The insured must enter the long term care facility or hospital at least 30 days after the Issue Date;

(2) You request the withdrawal no later than 90 days following the end of the Insured's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

(3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the insured's stay in a long term care facility is the insured or a member of the insured's immediate family.

TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you or the Annuitant are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

UNEMPLOYMENT WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

(1) you become unemployed at least 10 days after the Issue Date;

(2) you receive unemployment compensation for at least 30 days as a result of that unemployment; and

(3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

(1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

(2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

(3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-865-5237.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract Value. For a summary of current estimates of those charges and expenses, see pages 14-17 above. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                               FEDERAL TAX MATTERS

INTRODUCTION

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ONLY FEDERAL INCOME TAX ISSUES ARE ADDRESSED. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT. Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences of your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract value until a distribution occurs. This rule applies only where:

(1)  the owner is a natural person,

(2) the investments of the Separate Account are "adequately diversified" according to Treasury Department regulations, and

(3) Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. Any increase in the value of such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for contracts owned by non-natural persons.

Diversification Requirements. For a contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Separate Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Separate Account investments may cause an investor to be treated as the owner of the Separate Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Separate Account.

Your rights under this contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Separate
Account assets. For example, you have the choice to allocate premiums and contract values among more investment options. Also, you may be able to transfer among investment options more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. You should contact a competent tax advisor with respect to the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-qualified Contract or a qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

     o    made on or after the date the individual attains age 59 1/2,

     o    made to a beneficiary after the owner's death,

     o    attributable to the owner being disabled, or

     o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a nonqualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract value and the investment in the Contract at the time of transfer. Except for certain qualified contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a nonqualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of an owner, or death of the annuitant if the Contract is owned by a non-natural person, will cause a distribution of Death Benefits from a Contract. Generally, such amounts are included in income as follows:

(1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or
(2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Unlike some other assets, a holder's basis for an annuity is not increased or decreased to the fair market value of the Contract on the date of death. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a nonqualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

(1) made on or after the date the owner attains age 59 1/2;
(2) made as a result of the owner's death or disability;
(3) made in substantially equal periodic payments over the owner's life or life expectancy,
(4) made  under  an  immediate  annuity;  or
(5) attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

Tax Qualified Contracts

Contracts may be used as investments with certain Qualified Plans such as:

- Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;
-  Roth IRAs under Section 408A of the Code;
-  Simplified  Employee Pension Plans under  Section  408(k) of the Code;
- Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;
-  Tax  Sheltered Annuities  under  Section  403(b) of the Code;
-  Corporate  and Self  Employed Pension  and  Profit  Sharing  Plans;  and
- State and Local Government and Tax-Exempt Organization Deferred Compensation Plans.

In the case of certain Qualified Plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

-  attains age 59 1/2,
-  separates from service,
-  dies,
-  becomes disabled, or
- on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another '403(b) plan.

Income Tax Withholding

Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to another qualified plan or IRA. Eligible rollover distributions generally include all distributions from qualified Contracts, excluding IRAs, with the exception of:

(1) required minimum distributions, or
(2) a series of substantially equal periodic payments made over a period of at least 10 years, or,
(3) over the life (joint lives) of the participant (and beneficiary).

Lincoln Benefit may be required to withhold federal and state income taxes on any distributions from either non-qualified or qualified Contracts that are not eligible rollover distributions unless you notify us of your election to not have taxes withheld.

DESCRIPTION OF LINCOLN BENEFIT LIFE
COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 206 South 13th Street, Lincoln, Nebraska. Lincoln Benefit is a wholly owned subsidiary of Allstate Life
Insurance Company ("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").


We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life. Through our reinsurance agreements with Allstate Life, substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our consolidated financial statements. The amounts reflected in our consolidated financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.


Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's, and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.

CONSOLIDATED FINANCIAL STATEMENTS OF LINCOLN BENEFIT. The Company's consolidated financial statements and notes thereto are included in this Prospectus beginning on page F-1. You should consider those consolidated financial statements only as bearing on Lincoln Benefit's ability to meet its obligations under the Policy. They do not relate to the investment performance of the assets held in the Separate Account. The financial statements for the Separate Account are set forth in the Statement of Additional Information.

SELECTED FINANCIAL DATA. The following selected financial data for the Company should be read in conjunction with the consolidated financial statements and notes thereto included in the prospectus beginning on page F-1.

                          LINCOLN BENEFIT LIFE COMPANY
                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)


YEAR-END FINANCIAL DATA    1998        1997        1996       1995       1994
-----------------------  ---------   --------   ---------   --------   --------
For the Years Ended
  December 31:
Income Before
  Income Tax Expense...   $10,374   $  10,587  $   8,603  $   7,838  $   4,641
Net Income.............     6,670       6,852      5,583      5,093      3,036
As of December 31:
Total Assets...........$8,120,008  $7,507,203 $7,108,502 $6,347,097 $5,319,707



INVESTMENTS BY LINCOLN BENEFIT. Our general account assets, like the general account assets of other insurance companies, including Allstate Life, must be invested in accordance with applicable state laws. These laws govern the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit us, within specified limits and subject to certain qualifications, to invest in federal, state, and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate and certain other investments. All of our general account assets are available to meet our obligations.

We will primarily invest our general account assets in investment-grade fixed income securities including the following:

Securities   issued  by  the  United  States   Government  or  its  agencies  or
instrumentalities, which may or may not be guaranteed by the United States Government;

Debt instruments, including issues of or guaranteed by banks or bank holding companies, and of corporations, which our management deems to have qualities appropriate for inclusion in our general account;

Commercial mortgages, mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association or the Government National Mortgage Association, or that have an investment grade at time of purchase within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service;

Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year that our management considers to have investment quality comparable to securities having the ratings stated above. In addition, interest rate swaps, futures, options, rate caps, and other hedging instruments may be used solely for non-speculative hedging purposes. Anticipated use of these financial instruments shall be limited to protecting the value of portfolio sales or purchases, or to enhance yield through the creation of a synthetic security.

In addition, Lincoln Benefit maintains certain unitized separate accounts which invest in shares of open-end investment companies registered under the Investment company Act of 1940, as amended. The Subaccounts under this Contract are subdivisions of one of those Separate Accounts. These separate account assets do not support our obligations under the Fixed Account provisions of the Contracts.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      The following discussion highlights significant factors influencing the results of operations and changes in financial position of Lincoln Benefit Life Company ("LBL") and its wholly owned subsidiary, Allstate Financial
Distributors,   Inc. (collectively the "Company").  It should be read in
conjunction with the consolidated financial statements and related notes. To conform with the 1998 presentation, certain prior year amounts have been reclassified.

      LBL is a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"), a wholly owned subsidiary of The Allstate Corporation ("Corporation"). The Company markets a broad line of life insurance and savings products through independent insurance agents and brokers. Life insurance includes traditional products such as whole life and term life insurance, as well as variable life, universal life and other interest-sensitive life products. Savings products include deferred annuities, such as variable annuities and fixed rate single and flexible premium annuities, and immediate annuities. The Company has identified itself as a single segment entity.

      The assets and liabilities related to flexible premium deferred variable annuity contracts and variable life policies are legally segregated and reflected as Separate Account assets and liabilities and carried at fair value in the consolidated statements of financial position. Investment income and realized gains and losses of the Separate Accounts accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's consolidated statements of operations and comprehensive income.

CONSOLIDATED RESULTS OF OPERATIONS


($ in thousands)
                                                 1998        1997       1996
                                                 ----        ----       -----

Net investment income                        $   10,240  $   10,570   $   9,519
                                             ==========  ==========  ==========
Realized capital gains and losses, after-tax $       87  $       11   $       4
                                             ==========  ==========  ==========
Operating costs and expenses                 $        -  $        -   $     457
                                             ==========  ==========  ==========
Net income                                   $    6,670  $    6,852   $   5,583
                                             ==========  ==========  ==========
Total investments                            $  162,659  $  148,931   $ 139,499
                                             ==========  ==========  ==========

      The Company has reinsurance agreements under which contract and policy related transactions are transferred primarily to ALIC. The Company's consolidated results of operations and comprehensive income include only net investment income and realized capital gains and losses earned on the assets of the Company that are not transferred under the reinsurance agreements, and income provided by the Company's broker-dealer subsidiary, Allstate Financial Distributors, Inc. Prior to December 31, 1996, the Company retained a block of paid up life insurance, which was ceded to ALIC on that date.

      Net income was $6.7 million in 1998 compared to $6.9 million in 1997, as lower net investment income was partially offset by higher realized capital gains and losses. In 1997, net income was higher than in 1996 primarily due to increased net investment income.

      Pretax net investment income decreased 3.1% to $10.2 million in 1998 primarily due to lower income from the broker-dealer. In 1997, pretax net investment income increased by $1.1 million, or 11.0%. The increased investment income was due to higher investment balances, arising from positive cash flows from operating activities and increased broker-dealer income.

      In 1997, operating costs and expenses decreased as a result of the cession of the block of paid up life insurance and the expenses on that block of business that were incurred in 1996.

      Realized capital gains, after-tax, were $87 thousand and $11 thousand in 1998 and 1997, respectively, and arose principally from pre-payments of fixed income securities.

CONSOLIDATED FINANCIAL POSITION


($ in thousands)

                                            1998            1997
                                            ----            ----
Fixed income securities (1)              $  158,984      $  147,911
Short-term investments                        3,675           1,020
                                         ----------      ----------
         Total investments               $  162,659      $  148,931
                                         ==========      ==========
Reinsurance recoverable from ALIC        $6,933,084      $6,732,755
                                         ==========      ==========
Separate Account assets and liabilities   $ 763,416      $  447,658
                                         ==========      ==========
Contractholder funds                     $6,785,070      $6,607,130
                                         ==========      ==========

(1) Fixed income securities are carried at fair value. Amortized cost for these securities was $149,898 and $141,553 at December 31, 1998 and 1997, respectively.

      Total investments increased to $162.7 million at December 31, 1998 from $148.9 million at December 31, 1997. The increase was primarily due to amounts invested from positive cash flows generated from operations and increases in market values of fixed income securities.

Fixed Income Securities   The Company's fixed income securities portfolio
consists of publicly traded corporate bonds, mortgage-backed securities, and U.S. government bonds. The Company generally holds its fixed income securities for the long term, but has classified all these securities as available for sale to allow maximum flexibility in portfolio management. At December 31, 1998, unrealized net capital gains on the fixed income securities portfolio totaled $9.1 million compared to $6.4 million as of December 31, 1997. The increase in the unrealized gain position is primarily attributable to lower interest rates.

      At December 31, 1998, all of the Company's fixed income securities portfolio was rated investment grade, which is defined by the Company as a security having a National Association of Insurance Commissioners ("NAIC") rating of 1 or 2, a Moody's rating of Aaa, Aa, A or Baa, or a comparable Company internal rating. The quality mix of the Company's fixed income securities portfolio at December 31, 1998 is presented below.

($ in thousands)

      NAIC
    ratings       Moody's equivalent description  Fair value    Percent to total
    -------       ------------------------------- ----------   -----------------

       1           Aaa/Aa/A                      $  146,533          92.2%
       2           Baa                               12,451           7.8%
                                                  ----------      ----------
                                                   $158,984         100.0%
                                                  ==========      ==========


      At December 31, 1998 and 1997, $51.2 million and $55.1 million, respectively, of the fixed income portfolio were invested in mortgage-backed securities ("MBS"). At December 31, 1998, all of the MBS were investment grade and approximately 97% have underlying collateral guaranteed by the U.S. government entities; thus credit risk is minimal.

      MBS, however, are subject to interest rate risk as the duration and ultimate realized yield are affected by the rate of repayment of the underlying mortgages. The Company attempts to limit interest rate risk by purchasing MBS where cost does not significantly exceed par value, and with repayment protection to provide a more certain cash flow to the Company. At December 31, 1998, the amortized cost of the MBS portfolio was below par value by $2.4 million and over 23% of the MBS portfolio was invested in planned amortization class bonds. This type of MBS is purchased to provide additional protection against declining interest rates.


      The Company closely monitors its fixed income portfolio for declines in value that are other than temporary. Securities are placed on non-accrual status when they are in default or when the receipt of interest payments is in doubt.


Short-term  investments    The Company's short-term investment portfolio was
$3.7 million and $1.0 million at December 31, 1998 and 1997, respectively. The Company invests available cash balances primarily in taxable short-term securities having a final maturity date or redemption date of one year or less.

Contractholder funds and reinsurance  recoverable from ALIC   Contractholder
funds increased  $177.9  million  and $185.0  million at  December  31, 1998 and
1997, respectively. Reinsurance recoverable from ALIC increased $200.3 million and $188.0 million at December 31, 1998 and 1997, respectively. In 1998, the increase in contractholder funds was due primarily to universal life-type policies,  as  higher  sales  and  interest  credited  to contractholders  were partially  offset  by  surrenders  and  benefits  paid  on
universal  life-type policies.   Reinsurance  recoverable  from  ALIC  relates
to  contract  benefit obligations ceded to ALIC.

Separate Accounts     Separate Account assets and liabilities increased by
$315.8 million, primarily attributable to sales of flexible premium deferred variable annuity and variable life contracts and favorable investment performance of the Separate Accounts investment portfolios, partially offset by variable annuity surrenders and withdrawals.

MARKET RISK


      Market risk is the risk that the Company will incur losses due to adverse changes in equity prices or interest rates. The Company's primary market risk exposure is to changes in interest rates, although the Company also has certain exposures to changes in equity prices.

Interest Rate Risk    Interest rate risk is the risk that the Company will incur economic losses due to adverse changes in interest rates, as the Company invests substantial funds in interest-sensitive assets.

      One way to quantify this exposure is duration. Duration measures the sensitivity of the fair value of assets to changes in interest rates. For example, if interest rates increase 1%, the fair value of an asset with a duration of 5 years is expected to decrease in value by approximately 5%. At December 31, 1998, the Company's asset duration was approximately 4.3 years, a slight decrease from the 4.6 years reported for December 31, 1997.

      To calculate duration, the Company projects asset cash flows and discounts them to a net present value basis using a risk-free market rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at an alternative level of interest rates, and determining the percentage change in fair value from the base case. The projections include assumptions (based upon historical market and Company specific experience) reflecting the impact of changing interest rates on the prepayment and/or option features of instruments, where applicable. Such assumptions relate primarily to mortgage-backed securities, collateralized mortgage obligations, and municipal and corporate obligations.

      Based upon the information and assumptions the Company uses in its duration calculation and interest rates in effect at December 31, 1998, management estimates that a 100 basis point immediate, parallel increase in interest rates ("rate shock") would decrease the net fair value of its assets identified above by approximately $6.8 million, an amount essentially unchanged from the amount reported for December 31, 1997. The selection of a 100 basis point immediate rate shock should not be construed as a prediction by the Company's management of future market events; but rather, to illustrate the potential impact of such an event.

      To the extent that actual results differ from the assumptions utilized, the Company's duration and rate shock measures could be significantly impacted. Additionally, the Company's calculation assumes that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the impact of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Equity  Price Risk    Equity price risk is the risk that the Company will incur
economic losses due to adverse changes in equity prices. At December 31, 1998 the Company had variable annuity and variable life funds with balances totaling $763.4 million. The Company earns mortality and expense fees as a percentage of fund balance. In the event of an immediate decline of 10% in the fund balances due to equity market declines, the Company would earn approximately $1.0 million less in annualized fee income which would be ceded to ALIC.

Corporate  Oversight   In formulating and implementing  policies for investing
new and existing funds, AIC, as indirect parent of the Company, administers and oversees investment risk management processes primarily through three oversight bodies: the Boards of Directors and Investment Committees of its operating subsidiaries, and the Credit and Risk Management Committee ("CRMC"). The Boards of Directors and Investment Committees provide executive oversight of investment activities. The CRMC is a senior management committee consisting of the Chief Investment Officer, the Investment Risk Manager, and other investment officers who are responsible for the day-to-day management of market risk. The CRMC meets at least monthly to provide detailed oversight of investment risk, including market risk.

      AIC has investment guidelines that define the overall framework for managing market and other investment risks, including the accountabilities and controls over these activities. In addition, AIC has specific investment policies for each of its affiliates, including the Company, that delineate the investment limits and strategies that are appropriate for the Company's liquidity, surplus, product and regulatory requirements.

LIQUIDITY AND CAPITAL RESOURCES

      Under the terms of reinsurance agreements, all premiums and deposits, excluding those relating to Separate Accounts, are transferred primarily to ALIC, which maintains the investment portfolios supporting the Company's products. Payments of policyholder claims, benefits, contract maturities, contract surrenders and withdrawals and certain operating costs are also reimbursed primarily by ALIC, under the terms of the reinsurance agreements. The Company continues to have primary liability as a direct reinsurer for risks reinsured. The Company's ability to meet liquidity demands is dependent on ALIC's ability to meet those demands. ALIC's claims-paying ability was rated Aa2, AA+, and A+ by Moody's, Standard & Poor's and A.M. Best, respectively at December 31, 1998.

      The primary sources for the remainder of the Company's funds are collection of principal and interest from the investment portfolio and capital contributions from ALIC. The primary uses for the remainder of the Company's funds are to purchase investments and pay costs associated with the maintenance of the Company's investment portfolio.

      At December 31, 1998, the Moody's and Standard and Poor's financial strength ratings for the Company were Aa2 and AA+, respectively.

      The NAIC has a standard for assessing the solvency of insurance companies, which is referred to as risk-based capital ("RBC"). The requirement consists of a formula for determining each insurer's RBC and a model law specifying regulatory actions if an insurer's RBC falls below specified levels. The RBC formula for life insurance companies establishes capital requirements relating to insurance, business, asset and interest rate risks. At December 31, 1998, RBC for the Company was significantly above levels that would require regulatory actions.

YEAR 2000

      The Company is dependent upon certain services provided for it by the Corporation including computer-related systems, and systems and equipment that are not typically thought of as computer-related (referred to as "non-IT"). For this reason, the Company is reliant upon the Corporation for the establishment and maintenance of its computer-related systems and non-IT.

      The Corporation is heavily dependent upon complex computer systems for all phases of its operations, including customer service, insurance processing, underwriting, loss reserving, investments and other enterprise systems. Since many of the Corporation's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed, remediated, or replaced ("Year 2000"). Also, non-IT often contain embedded hardware or software that may have a Year 2000 sensitive component. The Corporation believes that many of its counterparties and suppliers also have Year 2000 issues and non-IT issues which could affect the Corporation.

      In 1995, the Corporation commenced a plan consisting of four phases which are intended to mitigate and/or prevent the adverse effects of Year 2000 issues on its systems: 1) inventory and assessment of affected systems and equipment,
2) remediation and compliance of systems and equipment through strategies that include the replacement or enhancement of existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant, 3) testing of systems using clock-forward testing for both current and future dates and for dates which trigger specific processing, and 4) contingency planning which will address possible adverse scenarios and the potential financial impact to the Corporation's results of operations, liquidity or financial position.

      The Corporation believes that the first three steps of this plan, assessment, remediation and testing, including clock-forward testing which is being performed on the Corporation's systems and non-IT, are mostly complete for the Corporation's critical systems. In April 1998, the Corporation announced its main premium application system, ALERT, which manages more than 20 million auto and homeowners policies is Year 2000 compliant. The Corporation is relying on other remediation techniques for its midrange and personal computer environments, and certain mainframe applications.

      Certain investment processing systems, midrange computers and personal computer environments are planned to be remediated by the middle of 1999, and some systems and non-IT related to discontinued or non-critical functions of the Corporation are planned to be abandoned by the end of 1999.

      The Corporation is currently in the process of identifying key processes and developing contingency plans in the event that the systems supporting these key processes are not Year 2000 compliant at the end of 1999. Management believes these contingency plans should be completed by mid-1999. Until these plans are complete, management is unable to determine an estimate of the most reasonably possible worst case scenario due to issues relating to the Year 2000.

      In addition, the Corporation is actively working with its major external counterparties and suppliers to assess their compliance efforts and the Corporation's exposure to both their Year 2000 issues and non-IT issues. This assessment has included the solicitation of external counterparties and suppliers, evaluating responses received and testing third party interfaces and interactions to determine compliance. Currently, the Corporation has solicited approximately 1,500 and has received responses from approximately 75% of its counterparties and suppliers. The Corporation will continue its efforts to solicit responses on Year 2000 compliance from these parties. The majority of these responses have stated that the counterparties and suppliers believe that they will be Year 2000 compliant and that no transactions will be affected. However, some key vendors have not provided affirmative responses to date. The Corporation has also decided to test certain interfaces and interactions to gain additional assurance on third party compliance. If key vendors are unable to meet the Year 2000 requirement, the Corporation is preparing contingency plans that will allow the Corporation to continue to sell its products and to service its customers. Management believes these contingency plans should be completed by mid-1999. The Corporation currently does not have sufficient information to determine whether or not all of its external counterparties and suppliers will be Year 2000 ready.

     The Corporation is currently assessing the level of Year 2000 risk associated with certain personal lines policies that have been issued. To date, no changes have been made in the coverages provided by the Corporation's personal auto or homeowners lines policies to specifically exclude coverage for Year 2000 related claims. This does not mean that all losses, or any particular type of loss, that might be related to Year 2000 will be covered. Rather, all claims will continue to be evaluated on a case-by-case basis to determine whether coverage is available for a particular loss in accordance with the applicable terms and conditions of the policy in force.

      The Corporation also has investments which have been publicly or privately placed. The Corporation may be exposed to the risk that the issuers of these investments will be adversely impacted by Year 2000 issues. The Company assesses the impact which Year 2000 issues have on the Corporation's investments as part of due diligence for proposed new investments, and in its ongoing review of all current portfolio holdings. Any recommended actions with respect to individual investments are determined by taking into account the potential impact of Year 2000 on the issuer. Contingency plans are being created for any securities held whose issuer is determined to not be Year 2000 compliant.

      The Corporation presently believes that it will resolve the Year 2000 issue in a timely manner. Year 2000 costs are expensed as incurred, therefore the majority of expenses related to this project have been incurred as of December 31, 1998. The Corporation estimates that approximately $125 million in costs will be incurred between the years of 1995 and 2000. These amounts include costs directly related to fixing Year 2000 issues, such as modifying software and hiring Year 2000 solution providers. These amounts also include costs to replace certain non-compliant systems which would not have been otherwise replaced. A portion of these costs will be incurred by the Company on a pro rata basis of usage of the computer-related systems and non-IT, as compared to the usage of all entities which share these services with the Corporation. These amounts are not expected to be material to the results of operations of the Company.

PENDING ACCOUNTING STANDARDS

      In December 1997,   the Accounting Standards Executive Committee of the
American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 97-3, "Accounting by Insurance and Other Enterprises for Insurance-related Assessments." The SOP is required to be adopted in 1999. The SOP provides guidance concerning when to recognize a liability for insurance-related assessments and how those liabilities should be measured. Specifically, insurance-related assessments should be recognized as liabilities when all of the following criteria have been met: 1) an assessment has been imposed or it is probable that an assessment will be imposed, 2) the event obligating an entity to pay an assessment has occurred and 3) the amount of the assessment can be reasonably estimated. The Company is currently evaluating the effects of this SOP on its accounting for insurance-related assessments. Certain information required for compliance is not currently available and therefore the Company is studying alternatives for estimating the accrual. In addition, industry groups are working to improve the information available. Adoption of this standard is not expected to be material to the results of operations or financial position of the Company.

FORWARD-LOOKING STATEMENTS

      The statements contained in this Management's Discussion and Analysis that are not historical information are forward-looking statements that are based on management's estimates, assumptions and projections. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under The Securities Act of 1933 and The Securities Exchange Act of 1934 for forward-looking statements.


COMPETITION. Lincoln Benefit is engaged in a business that is highly competitive. Many other life insurance companies and other entities sell insurance and annuities. There are approximately 1,700 insurers in business in the United States. As of April 1, 1998, A.M. Best Company assigns a rating of A+ (Superior) to Allstate Life, which automatically reinsures all net general account business of Lincoln Benefit. A.M. Best Company also assigns Lincoln Benefit a rating of A+(r), because Lincoln Benefit automatically reinsures all general account business with Allstate Life. Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) to Lincoln Benefit's financial strength rating. Moody's assigns an Aa2 (Excellent) financial stability rating to Lincoln Benefit. Lincoln Benefit shares the same ratings as its parent, Allstate Life.

EMPLOYEES. As of December 31, 1998, Lincoln Benefit had approximately 571 employees at its home office in Lincoln, Nebraska.

PROPERTIES. Lincoln Benefit owns and leases office space in Lincoln, Nebraska. The combined owned and leased spaces are used for home office administrative operations.

EXECUTIVE OFFICERS AND DIRECTORS OF LINCOLN BENEFIT. Our directors and executive officers are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present occupation).


JANET P. ANDERBERY, VICE PRESIDENT AND CONTROLLER, 1994, Associate Vice President and Controller 5/84-4/94, Lincoln Benefit Life Company; Vice President and Controller 1/94-present, Surety Life Insurance Company; Vice President & Controller 1/99-present, Allstate Financial Distributors; Vice President and Controller 5/93-1/99, Lincoln Benefit Financial Services, Inc.

THOMAS R. ASHLEY, SENIOR VICE PRESIDENT & MEDICAL DIRECTOR, 1998, Vice President and Medical Director 10/96-5/98 Lincoln Benefit Life Company; Senior Vice President & Medical Director 5/98-present, Vice President and Medical Director 1/97-5/98, Surety Life Insurance Company.

THOMAS J. BERNEY, SENIOR VICE PRESIDENT 1998, Vice President 1982-1998 Lincoln Benefit Life Company.

JOHN H. COLEMAN, III, SENIOR VICE PRESIDENT, DIRECTOR, 1998-present, Vice President 4/94-5/98, Lincoln Benefit Life Company; Senior Vice President, Director 5/98-present, Vice President 9/96-5/98, Surety Life Insurance Company; President 2/93-4/94, Acordia.

MARVIN P. EHLY, SENIOR VICE PRESIDENT AND TREASURER, DIRECTOR, 1999; Vice President 6/93-12/98, Lincoln Benefit Life Company; Senior Vice President and Treasurer, Director 1/99-present, Surety Life Insurance Company.

DOUGLAS F. GAER, EXECUTIVE VICE PRESIDENT 1997, DIRECTOR, 1981, Senior Vice President, 4/95-2/97, Senior Vice President and Treasurer 4/94-3/95, Vice President 3/81-4/94, Lincoln Benefit Life Company; Executive Vice President 1/97-present, Senior Vice President and Treasurer, 1/94-12/96, Director 1/94-present, Surety Life Insurance Company; Director 5/93-1/99, Lincoln Benefit Financial Services, Inc.

PETER H. HECKMAN, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER 1999, DIRECTOR, 1990, Vice Chairman of the Board 8/96-12/98, Lincoln Benefit Life Company; Vice President, Director 4/92-present, Glenbrook Life & Annuity Company; Vice President 11/90-present, Director 9/90-present, Glenbrook Life Insurance Company; Vice President 6/89-present, Director 7/90-present, Allstate Life Insurance Company of New York; Vice President 4/89-present, Director
12/88-present, Allstate Life Insurance Company; Vice President, Director 12/88-present, Northbrook Life Insurance Company; Director 5/90-present, Surety Life Insurance Company; Director 5/91-9/93, Allstate Life Financial Services.

RODGER A. HERGENRADER, SENIOR VICE PRESIDENT 1999, Vice President 1995-1998, Underwriter 1988-1995, Lincoln Benefit Life Company; Senior Vice President 1999-present, Surety Life Insurance Company.

LOUIS G. LOWER, II, DIRECTOR, 1989, Chairman of the Board 5/89-12/98, Lincoln Benefit Life Company; Chairman of the Board and Chief Executive Officer 6/95-present, Chairman of the Board & President, 4/92-6/95, Glenbrook Life & Annuity Company; Chairman of the Board and Chief Executive Officer 12/95-present, Chairman of the Board & President 1/91-12/95, Director 9/90-present, Glenbrook Life Insurance Company; President 1/90-present, Executive Vice President 1/89-1/90, Senior Vice President & Treasurer 10/86-12/88, Director 10/86-present, Allstate Life Insurance Company; Chairman of the Board and Chief Executive Officer 6/95-present, Chairman of the Board and President 4/90-6/95, Chairman of the Board 4/90-7/90, Executive Vice President 1/89-4/90, Senior Vice President and Treasurer 10/86-4/89, Director 4/86-present, Northbrook Life Insurance Company; Chairman of the Board &
President 6/90-present, Vice President & Treasurer 12/86-6/90, Director 12/83-present, Allstate Life Insurance Company of New York; Chairman of the Board & Chief Executive Officer 3/90-present, Director 5/89-present, Surety Life Insurance Company; Group Vice President 76-89, Director 10/86-present Allstate Insurance Company; Director 4/90-present, Allstate Settlement Company; Director 5/91-present, Allstate Life Financial Services.

JOHN J. MORRIS, SENIOR VICE PRESIDENT/SECRETARY 1994, DIRECTOR, 1987, Vice President & Secretary 8/85-4/94, Lincoln Benefit Life Company; Senior Vice President 9/96-present, Director 6/95-present, Surety Life Insurance Company; Vice President & Secretary, Director 5/93-1/99, Lincoln Benefit Financial Services Inc.

ROBERT E. RICH,  EXECUTIVE  VICE PRESIDENT  1996,  DIRECTOR,  1987,  Senior Vice
President/Chief Actuary and Treasurer, 4/95-5/96; Senior Vice President, Assistant Secretary 4/94-3/95, Vice President/Assistant Secretary 1/84-5/96, Lincoln Benefit Life Company; Executive Vice President 5/96-present, Senior Vice President and Chief Actuary 1/94-5/96, Director 9/93-present, Surety Life Insurance Company; Director 5/93-1/99, Lincoln Benefit Financial Services, Inc.

KEVIN R. SLAWIN, DIRECTOR, 1996, Lincoln Benefit Life Company; Director and Vice President-Finance and Planning 1996-present, Allstate Life Insurance Company; Director 8/96-present, Allstate Life Insurance Company of New York; Director 8/96-present, Laughlin Group Holdings, Inc.; Director 8/96-present, Northbrook Life Insurance Company; Director 8/96-present, Surety Life Insurance Company; Director 8/96-present, Glenbrook Life Insurance Company; Assistant Vice President, Assistant Treasurer 1/95-8/96, Allstate Insurance Company; Assistant Treasurer and Director 2/94-1/95, Sears Roebuck & Co.; First Vice President and Treasurer 6/86-2/94, Sears Mortgage Corp.

J. SCOTT TAYLOR, SENIOR VICE PRESIDENT, 1999, Vice President 9/98-3/99, Director of Sales Management 1/97-9/98, Lincoln Benefit Life Company; Director of Marketing Development 1984-1997 Ameritas Life Insurance Corp.

MICHAEL J. VELOTTA, DIRECTOR 1992, Lincoln Benefit Life Company; Vice President, Secretary & General Counsel 1/93-present, Director 12/92-present, Allstate Life Insurance Company; Vice President, Secretary & General Counsel 1/93-present, Director 12/92-present, Glenbrook Life Insurance Company; Vice President, Secretary & General Counsel 1/93-present, Director 12/92-present, Glenbrook Life & Annuity Company; Vice President, Secretary & General Counsel 1/93-present, Director 12/92-present, Allstate Life Insurance Company of New York; Vice President, Secretary & General Counsel 1/93-present, Director 12/92-present, Northbrook Life Insurance Company; Assistant Secretary, Director 6/95-present, Surety Life Insurance Company; Assistant Vice President & Assistant General Counsel 1989, Allstate Insurance Company.

CAROL S. WATSON, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND ASSISTANT SECRETARY 1994, DIRECTOR, 1992, Vice President & General Counsel 7/91-4/94, Lincoln Benefit Life Company; Senior Vice President, General Counsel & Corporate
Secretary 1/98-present, Senior Vice President, General Counsel and Assistant Secretary, 1/94-12/97, Director 6/95-present, Surety Life Insurance Company; President, 1996-1/99, Director 5/93-1/99, Vice President and General Counsel 1993-1995, Lincoln Benefit Financial Services, Inc.

DEAN M. WAY, SENIOR VICE PRESIDENT AND ACTUARY, DIRECTOR, 1998, Vice President and Actuary 5/92-5/98, Lincoln Benefit Life Company; Senior Vice President and Actuary, Director, 5/98-present, Vice President and Actuary 9/96-5/98, Surety Life Insurance Company.

THOMAS J. WILSON, II, DIRECTOR, 1999, Lincoln Benefit Life Company; Director 1/99-present, Surety Life Insurance Company; Senior Vice President, Director 6/95-present, Vice President 1/95-6/95, Allstate Insurance Company; Senior Vice President, Director 7/96-present, Allstate Holdings, Inc.; President 1/99-present, Director 9/95-present, Allstate Life Insurance Company; President 12/98-present, Director 1/99-present, Allstate Life Insurance Company of New York; Senior Vice President 6/95-present, Director 7/95-present, Allstate Property and Casualty Insurance Company; Vice President 1/95-1/99, The Allstate Corporation; Vice President 1993-1995, Sears, Roebuck & Company.

PATRICIA W. WILSON, DIRECTOR, 1997, Lincoln Benefit Life Company; Assistant Vice President/Assistant Secretary/Assistant Treasurer, 7/97-present, Assistant Vice President 1/93-7/97, Allstate Life Insurance Company; Assistant Vice President 6/91-present, Director 6/97-present, Allstate Life Insurance Company of New York; Assistant Treasurer 7/97-present, Glenbrook Life Insurance Company; Assistant Treasurer 7/97-present, Glenbrook Life Annuity Company; Assistant Vice President/Assistant Secretary/Assistant Treasurer 7/97-present, Northbrook Life Insurance Company; Director 7/97-present, Surety Life Insurance Company.

B. EUGENE WRAITH, PRESIDENT, CHIEF OPERATING OFFICER 1996, DIRECTOR, 1984, President and Chief Operating Officer 3/96-present, Senior Vice President 4/94-3/96, Vice President 12/81-4/94, Lincoln Benefit Life Company; President and Chief Operating Officer 3/96-present, Executive Vice President 1/94-3/96, Director 9/93-present, Surety Life Insurance Company; Chairman of the Board, Director 1993-1/99, President 5/93-11/96, Lincoln Benefit Financial Services, Inc.; Vice President 3/96-present, Allstate Life Insurance Company.


EXECUTIVE COMPENSATION

Certain executive officers of Lincoln Benefit also serve as officers of Allstate Life and receive no compensation directly from Lincoln Benefit. Some officers also serve as executive officers of other companies affiliated with Lincoln Benefit. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of Lincoln Benefit. Those allocations are reflected in the Summary Compensation Table set forth below, except that the figures for Mr. Lower reflect his total compensation from Lincoln Benefit, its affiliates, and parent company Allstate Life Insurance Company. Lincoln Benefit's directors receive no compensation for serving as directors, in addition to their compensation as employees at Lincoln Benefit, Allstate Life, or their affiliates.



                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                       LONG TERM COMPENSATION
                                                                             --------------------------------------
                                                                                                         PAYOUTS
                                                                                      AWARDS            --------
                                 ANNUAL COMPENSATION                              --------------
                            -----------------------------                        (f)           (g)
           (a)                                                   (e)         ------------   ---------      (h)           (i)
--------------------------   (b)       (c)         (d)      --------------    SECURITIES    UNDERLYING  ---------   --------------
    NAME AND PRINCIPAL      -----   ---------   ---------    OTHER ANNUAL     RESTRICTED    OPTIONS/      LTIP        ALL OTHER
         POSITION           YEAR     SALARY       BONUS      COMPENSATION    STOCK AWARDS    SARS(#)    PAYOUTS($)   COMPENSATION(1)


--------------------------  -----   ---------   ---------   --------------   ------------   ---------   ---------   --------------

Louis G. Lower II            1998   $ 458,700   $ 503,309        $ 25,064                     55,417                     $  8,000
Chief Executive Officer      1997   $ 453,225   $ 500,000        $ 27,768       $280,589      25,914    $570,068         $  8,000
Chairman of the Board        1996   $ 436,800   $ 246,781        $ 10,246              0      18,258           0         $  5,250

                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------

Bernard Eugene Wraith        1998     104,500      32,744          10,156                      4,083                     $  8,000
President                    1997      99,500      24,733           4,887              0       1,002           0         $  8,000
                             1996      90,750      26,500          10,435              0      14,275           0         $  5,250

                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------

Robert Edwin Rich            1998      83,114      16,681          19,800                      2,175                     $  8,000
Executive Vice President     1997      77,772      20,206          18,461              0         456           0         $  8,000
  and Chief Actuary          1996      71,824      23,500          19,611              0         132           0         $  5,250

                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------

Thomas Robert Ashley         1998     151,742      15,574           5,959              0       1,212                    $  8,000
Senior Vice President        1997     141,733      25,000           6,550              0           0                    $  8,000
                             1996      23,502           0               0              0           0

                            -----   ---------   ---------         -------    ------------   ---------   ---------          ------

John H. Coleman, III         1998     119,146      23,505          10,391              0         966                    $  7,133
Senior Vice President        1997     109,776      28,620          12,709              0         960           0        $  6,633
                             1996     101,088      25,500           3,047              0         378           0        $  4,238


------------------------


(1) Amounts received represent the value allocated to each employee's account from employer contributions under The Savings and Profit Sharing Fund of Allstate Employees.


Shares of the Company and Allstate Life are not directly owned by any of our directors or executive officers. The percentage of shares of The Allstate Corporation beneficially owned by any director, and by all of our directors and executive officers as a group does not exceed one percent of the class outstanding.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the NAIC. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.


We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-525-9287. We have reproduced the Table of Contents of the Statement of Additional Information on page [ ] below.


                                 ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 82532, Lincoln, Nebraska 68501-2532.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

                             MARKET TIMING AND ASSET
                               ALLOCATION SERVICES

Certain third parties offer market timing and asset allocation services in connection with the Contracts. In certain situations, we will honor transfer instructions from third party market timing and asset allocation services if they comply with our administrative systems, rules and procedures, which we may modify at any time. PLEASE NOTE that fees and charges assessed for third party market timing and asset allocation services are separate and distinct from the Contract fees and charges set forth herein. We neither recommend nor discourage the use of market timing and asset allocation services.

                            DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels. We do not pay commission on Contract sales to our employees, our affiliate's employees or their spouses or minor children.

Allstate Life Financial Services ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.


Sale of the Contracts commenced in August of 1998. During 1998, Lincoln Benefit paid to a former distributor of the Contracts, Lincoln Benefit Financial Services ("LBFS"), gross commissions for the Sale of the Contracts of approximately $1,378,214.65. LBFS, as principal underwriter, retained $29,245.21. The amounts that were not retained were paid to other independent broker/dealers and registered representatives of LBFS for distribution of the Contracts.


Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit and its subsidiaries are engaged in routine law suits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

                                  LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Carol S. Watson, Senior Vice President and General Counsel of Lincoln Benefit. Legal matters relating to the federal securities laws in connection with the Contracts described in this prospectus are being passed upon by the law firm of Jorden Burt Boros Cicchetti Berenson & Johnson, 1025 Thomas Jefferson St., East Lobby-Suite 400, Washington, D.C. 20007-0805.

                                     EXPERTS

The consolidated financial statements of Lincoln Benefit Life Company and subsidiary as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                        TABLE OF CONTENTS OF STATEMENT OF
                             ADDITIONAL INFORMATION

The Contract....................................................
    Annuity Payments............................................
    Initial Monthly Annuity Payment.............................
    Subsequent Monthly Payments.................................
    Transfers After Annuity Date................................
    Annuity Unit Value..........................................
    Illustrative Example of Variable Annuity Payments...........
Additional Federal Income Tax Information.......................
    Introduction................................................
    Taxation of Lincoln Benefit Life Insurance Company..........
    Exceptions to the Non-natural Owner Rule....................
    IRS Required Distribution at Death Rules....................
    Qualified Plans.............................................
    Types of Qualified Plans....................................

Separate Account Performance....................................

Experts.........................................................

Financial Statements............................................

INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
LINCOLN BENEFIT LIFE COMPANY:

We have audited the accompanying consolidated statements of Financial Position of Lincoln Benefit Life Company and subsidiary (the "Company", an affiliate of The Allstate Corporation) as of December 31, 1998 and 1997, and the related consolidated Statements of Operations and Comprehensive Income, Shareholder's Equity and Cash Flows for each of the three years in the period ended December 31, 1998. Our audits also included Schedule IV - Reinsurance. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, Schedule IV - Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



/s/ Deloitte & Touche LLP

Chicago, Illinois
February 19, 1999

                          LINCOLN BENEFIT LIFE COMPANY
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION



                                                              December 31,
                                                              ------------
($ in thousands)                                           1998          1997
                                                           ----          ----

Assets
Investments
    Fixed income securities, at fair value
        (amortized cost $149,898 and $141,553)          $  158,984  $  147,911
    Short-term                                               3,675       1,020
                                                        ----------  ----------
    Total investments                                      162,659     148,931

Cash                                                         1,735       4,220
Reinsurance recoverable from Allstate Life
    Insurance Company                                    6,933,084   6,732,755
Reinsurance recoverable from non-affiliates                191,092     127,182
Receivable from affiliates, net                             37,103      14,481
Other assets                                                30,919      31,976
Separate Accounts                                          763,416     447,658
                                                         ----------  ----------
             Total assets                               $8,120,008  $7,507,203
                                                         ==========  ==========

Liabilities
Reserve for life-contingent contract benefits           $  338,069  $  252,195
Contractholder funds                                     6,785,070   6,607,130
Current income taxes payable                                 3,659       1,128
Deferred income taxes                                        5,546       4,149
Other liabilities and accrued expenses                      64,470      43,609
Separate Accounts                                          763,416     447,658
                                                         ----------  ----------
             Total liabilities                           7,960,230   7,355,869
                                                         ----------  ----------

Commitments and Contingent Liabilities (Note 8)

Shareholder's Equity
Common stock, $100 par value, 30,000 shares
     authorized, 25,000 issued and outstanding                2,500       2,500
Additional capital paid-in                                  116,750     116,750
Retained income                                              34,622      27,952

Accumulated other comprehensive income:
   Unrealized net capital gains                               5,906       4,132
                                                         ----------  ----------
   Total accumulated other comprehensive income               5,906       4,132
                                                         ----------  ----------
   Total shareholder's equity                               159,778     151,334
                                                         ----------  ----------
   Total liabilities and shareholder's equity            $8,120,008  $7,507,203
                                                         ==========  ==========


See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME


                                                        Year Ended December 31,
                                                        -----------------------
($ in thousands)                                      1998      1997       1996
                                                      ----      ----       ----
Revenues
Net investment income                               $10,240   $10,570   $ 9,519
Realized capital gains and losses                       134        17         6
                                                    -------   -------   -------
                                                     10,374    10,587     9,525
Costs and expenses
Provision for policy benefits (net of reinsurance
   recoveries of $496,140, $464,154 and $419,936)        --        --       465
Operating costs and expenses                             --        --       457
                                                    -------   -------   -------
                                                         --        --       922
                                                    -------   -------   -------


Income from operations before income tax expense     10,374    10,587     8,603
Income tax expense                                    3,704     3,735     3,020
                                                    -------   -------   -------

Net income                                            6,670     6,852     5,583
                                                    -------   -------   -------

Other comprehensive income, after tax
  Change in unrealized net capital gains and losses   1,774     2,331    (3,197)
                                                    -------   -------   -------

  Comprehensive income                              $ 8,444   $ 9,183   $ 2,386
                                                    =======   =======   =======



See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY



                                                         December 31,
                                                         ------------
($ in thousands)                                  1998      1997        1996
                                                  ----      ----        ----

Common Stock                                   $   2,500  $   2,500   $   2,500
                                               ---------  ---------   ---------

Additional capital paid-in                       116,750    116,750     116,750
                                               ---------  ---------   ---------

Retained income
Balance, beginning of year                        27,952     21,110      18,060
Net income                                         6,670      6,852       5,583
Dividend-in-kind                                      --        (10)     (2,533)
                                               ---------  ---------   ---------
Balance, end of year                              34,622     27,952      21,110
                                               ---------  ---------   ---------

Accumulated other comprehensive income
Balance, beginning of year                         4,132      1,801       4,998
Change in unrealized net capital gains and loss    1,774      2,331      (3,197)
                                               ---------  ---------   ---------
Balance, end of year                               5,906      4,132       1,801
                                               ---------  ---------   ---------

      Total shareholder's equity               $ 159,778  $ 151,334   $ 142,161
                                               =========  =========   =========


See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                       Year Ended December 31,
                                                       -----------------------
($ in thousands)                                    1998        1997      1996
                                                    ----        ----      ----

Cash flows from operating activities
Net income                                       $  6,670   $  6,852   $  5,583
Adjustments to reconcile net income to net
 cash provided by operating activities
 Depreciation, amortization and other non-cash items   10         20         50
 Realized capital gains and losses                   (134)       (17)        (6)
 Changes in:
  Life-contingent contract benefits and
   contractholder funds                              (425)       427     (4,918)
    Income taxes payable                            2,973       (381)       143
    Other operating assets and liabilities         (1,047)    (4,606)    10,473
                                                 --------   --------   --------
     Net cash provided by operating activties       8,047      2,295     11,325
                                                 --------   --------   --------

Cash flows from investing activities
Fixed income securities
    Investment collections                         10,710     11,980      8,759
    Investment purchases                          (18,587)   (18,307)   (17,570)
Change in short-term investments, net              (2,655)       840      4,489
                                                 --------   --------   --------
    Net cash used in investing activities         (10,532)    (5,487)    (4,322)
                                                 --------   --------   --------

Net (decrease) increase in cash                    (2,485)    (3,192)     7,003
Cash at beginning of year                           4,220      7,412        409
                                                 --------   --------   --------
Cash at end of year                              $  1,735   $  4,220   $  7,412
                                                 ========   ========   ========

Supplemental disclosure of cash flow information
 Noncash financing activity:
  Dividend-in-kind to Allstate Life Insurance    $      -   $    (10) $ (2,533)
                                                 ========   ========   ========


  See notes to consolidated financial statements.

                          LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


1.   General

Basis of presentation
The accompanying consolidated financial statements include the accounts of Lincoln Benefit Life Company ("LBL") and its wholly owned subsidiary, Allstate Financial Distributors, Inc., formerly Lincoln Benefit Financial Services, a registered broker-dealer (collectively, the "Company"). LBL is a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"), a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). These consolidated financial statements have been prepared in conformity with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated.

To conform with the 1998 presentation, certain amounts in the prior years' financial statements and notes have been reclassified.

Nature of operations
The Company markets a broad line of life insurance and savings products primarily through independent insurance agents and brokers. Life insurance includes traditional products such as whole life and term life insurance, as well as variable life, universal life and other interest-sensitive life products. Savings products include deferred annuities, such as variable annuities and fixed rate single and flexible premium annuities, and immediate annuities. In 1998, annuity premiums and deposits represented approximately 70% of the Company's total statutory premiums and deposits.

Annuity contracts and life insurance policies issued by the Company are subject to discretionary surrender or withdrawal by customers, subject to applicable surrender charges. These policies and contracts are reinsured primarily with ALIC (see Note 3), which invests premiums and deposits to provide cash flows that will be used to fund future benefits and expenses.

The Company monitors economic and regulatory developments which have the potential to impact its business. There continues to be proposed federal and state regulation and legislation that, if passed, would allow banks greater participation in the securities and insurance businesses. Such events would present an increased level of competition for sales of the Company's products. Furthermore, the market for deferred annuities and interest-sensitive life insurance is enhanced by the tax incentives available under current law. Any legislative changes which lessen these incentives are likely to negatively impact the demand for these products.

Additionally, traditional demutualizations of mutual insurance companies and enacted and pending state legislation to permit mutual insurance companies to convert to a hybrid structure known as a mutual holding company could have a number of significant effects on the Company by (1) increasing industry competition through consolidation caused by mergers and acquisitions related to the new corporate form of business; and (2) increasing competition in the capital markets.


The Company is authorized to sell life and savings products in all states except New York, as well as in the District of Columbia, Guam and the U.S. Virgin
Islands. The top geographic locations for statutory premiums and deposits for the Company were California, Wisconsin, Florida, Pennsylvania and Illinois for the year ended December 31, 1998. No other jurisdiction accounted for more than 5% of statutory premiums and deposits. All premiums and deposits are ceded under reinsurance agreements.

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)



2.  Summary of Significant Accounting Policies

Investments
Fixed income securities include bonds and mortgage-backed securities. All fixed income securities are carried at fair value and may be sold prior to their contractual maturity ("available for sale"). The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of shareholder's equity. Provisions are recognized for declines in the value of fixed income securities that are other than temporary. Such writedowns are included in realized capital gains and losses. Short-term investments are carried at cost or amortized cost which approximates fair value.


Investment income consists primarily of interest and dividends on short-term investments. Interest is recognized on an accrual basis and dividends are recorded at the ex-dividend date. Interest income on mortgaged-backed securities is determined on the effective yield method, based on the estimated principal repayments. Accrual of income is suspended for fixed income securities that are in default or when the receipt of interest payments is in doubt. Realized capital gains and losses are determined on a specific identification basis.


Reinsurance
The Company has reinsurance agreements whereby premiums, contract charges, credited interest, policy benefits and certain expenses are ceded, primarily to ALIC. Such amounts are reflected net of such reinsurance in the consolidated statements of operations and comprehensive income. The amounts shown in the Company's consolidated statements of operations and comprehensive income relate to the investment of those assets of the Company that are not transferred under reinsurance agreements. Reinsurance recoverable and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the consolidated statements of financial position. The Company continues to have primary liability as the direct insurer for risks reinsured.


Recognition of premium revenues and contract charges
Premiums for traditional life insurance and certain life-contingent annuities are recognized as revenue when due. Accident and disability premiums are earned on a pro rata basis over the policy period. Revenues on universal life-type contracts are comprised of contract charges and fees, and are recognized when assessed against the policyholder account balance. Revenues on investment contracts include contract charges and fees for contract administration and surrenders. These revenues are recognized when levied against the contract balances. Gross premium in excess of the net premium on limited payment contracts are deferred and recognized over the contract period. All premium revenues and contract charges are reinsured.

Income taxes
The income tax provision is calculated under the liability method and presented net of reinsurance. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. Deferred income taxes arise primarily from unrealized capital gains or losses on fixed income securities carried at fair value and differences in the tax bases of investments.

Separate Accounts
The Company issues flexible premium deferred variable annuities and variable life policies, the assets and liabilities of which are legally segregated and reflected in the accompanying consolidated statements of financial position as assets and liabilities of the Separate Accounts. The Company's Separate Accounts consist of: Lincoln Benefit Life Variable Annuity Account and Lincoln Benefit Life Variable Life Account. Each of the Separate Accounts are unit investment trusts registered with the Securities and Exchange Commission.

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


The assets of the Separate Accounts are carried at fair value. Investment income and realized capital gains and losses of the Separate Accounts accrue directly to the contractholders and, therefore, are not included in the Company's consolidated statements of operations and comprehensive income. Revenues to the Company from the Separate Accounts consist of contract maintenance fees, administration fees, mortality and expense risk charges and cost of insurance charges, all of which are reinsured with ALIC.

Reserve for life-contingent contract benefits
The reserve for life-contingent contract benefits, which relates to traditional life insurance, fixed annuities with life contingencies, disability insurance and accident insurance, is computed on the basis of assumptions as to future investment yields, mortality, morbidity, terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by such characteristics as type of coverage, year of issue and policy duration. Reserve interest rates ranged from 4.0% to 10.0% during 1998.

Contractholder funds
Contractholder funds arise from the issuance of individual or group policies and contracts that include an investment component, including most fixed annuities and universal life policies. Payments received are recorded as interest-bearing liabilities. Contractholder funds are equal to deposits received and interest credited to the benefit of the contractholder less withdrawals, mortality charges and administrative expenses. During 1998, credited interest rates on contractholder funds ranged from 4.40% to 9.25% for those contracts with fixed interest rates and from 1.08% to 15.15% for those with flexible rates.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

New accounting standards
In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a measurement of certain changes in shareholder's equity that result from transactions and other economic events other than transactions with the shareholder. For the Company, these consist of changes in unrealized gains and losses on the investment portfolio (See Note 9).

In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 redefines how segments are determined and requires additional segment disclosures for both annual and interim financial reporting. The Company has identified itself as a single operating segment.

Pending accounting standards
In December 1997, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position
("SOP")   97-3,   "Accounting by Insurance and Other Enterprises for
Insurance-related Assessments." The SOP is required to be adopted in 1999. The SOP provides guidance concerning when to recognize a liability for insurance-related assessments and how those liabilities should be measured. Specifically, insurance-related assessments should be recognized as liabilities when all of the following criteria have been met: 1) an assessment has been imposed or it is probable that an assessment will be imposed, 2) the event obligating an entity to pay an assessment has occurred and 3) the amount of the assessment can be reasonably estimated. The Company is currently evaluating the effects of this SOP on its accounting for insurance-related assessments. Certain information required for compliance is not currently available and therefore the Company is studying alternatives for estimating the accrual. In addition, industry groups are working to

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


improve the information available. Adoption of this standard is not expected to be material to the results of operations or financial position of the Company.


3.   Related Party Transactions

Reinsurance

The Company has reinsurance agreements whereby premiums, contract charges, credited interest, policy benefits and certain expenses are ceded, and reflected net of such cessions in the consolidated statements of operations and comprehensive income. The amounts shown in the Company's consolidated statements of operations and comprehensive income relate to the investment of those assets of the Company that are not transferred under reinsurance agreements. Reinsurance recoverable and the related reserve of life-contingent contract benefits and contractholder funds are reported separately in the consolidated statements of financial position. The Company continues to have primary liability as the direct insurer for risks reinsured.

Investment income earned on the assets which support contractholder funds and the reserve for life-contingent contract benefits are not included in the Company's consolidated financial statements as those assets are owned and managed under terms of the reinsurance agreements. The following amounts were ceded to ALIC under reinsurance agreements.


                                                        Year ended December 31,
                                                        -----------------------
($ in thousands)                                       1998      1997      1996
                                                   --------  --------  --------

Premiums                                           $ 30,811  $ 34,834  $ 48,111
Contract charges                                    106,158    87,061    73,659
Credited interest, policy benefits, and other
     expenses                                       609,325   533,369   496,735

Effective December 31, 1996, the reinsurance treaty with ALIC was amended to also include a paid up block of life business which was previously retained by the Company. The reinsurance premium related to the transfer was $8,255 on a statutory accounting basis and $5,712 based upon generally accepted accounting principles, creating a dividend-in-kind of $2,543. The premium is equal to the sum of the aggregate policy reserves and policyholder dividend accumulation on this block of business as of December 31, 1996. The policy loans and accrued interest relating to this block of business totaled $554 and were also ceded to ALIC as of December 31, 1996, creating a non-cash financing transaction.

Business operations
The Company utilizes services provided by AIC and ALIC and business facilities owned or leased, and operated by AIC in conducting its business activities. The Company reimburses AIC and ALIC for the operating expenses incurred on behalf of the Company. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. Operating expenses, including compensation and retirement and other benefit programs, allocated to the Company were $45,940, $34,947, and $25,094 in 1998, 1997 and 1996, respectively. Of these costs, the Company retains investment related expenses. All other costs are ceded to ALIC under reinsurance agreements.

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


4.       Investments

Fair values
The amortized cost, gross unrealized gains and losses, and fair value for fixed income securities are as follows:



                                                 Gross Unrealized
                                       Amortized   ---------------    Fair
                                        cost        Gains   Losses    value
                                      ----------- -------  --------  ----------
At December 31, 1998
U.S. government and agencies          $ 14,105  $  2,498  $      -   $ 16,603
Corporate                               84,547     3,548      (151)    87,944
Foreign government                       3,031       239         -      3,270
Mortgage-backed securities              48,215     2,972       (20)    51,167
                                      --------  --------  --------   --------
    Total fixed income securities     $149,898  $  9,257  $   (171)  $158,984
                                      ========  ========  ========   ========


At December 31, 1997
U.S. government and agencies          $ 14,598  $  1,760  $      -   $ 16,358
Corporate                               71,602     1,839      (297)    73,144
Foreign government                       3,040       229         -      3,269
Mortgage-backed securities              52,313     2,845       (18)    55,140
                                      --------  --------  --------   --------
    Total fixed income securities     $141,553  $  6,673  $   (315)  $147,911
                                     ========  ========  ========   ========
Scheduled maturities
The scheduled maturities for fixed income securities are as follows at December 31, 1998:
                                                Amortized    Fair
                                                  cost       value
                                                ---------- --------

Due in one year or less                        $  4,525  $  4,554
Due after one year through five years            25,829    26,625
Due after five years through ten years           58,047    60,861
Due after ten years                              13,282    15,777
                                                --------  --------
                                                101,683   107,817
Mortgage-backed securities                       48,215    51,167
                                                -------   -------
     Total                                     $149,898  $158,984
                                               ========  ========


Actual maturities may differ from those scheduled as a result of prepayments by the issuers.

Net investment income
Year ended December 31,                 1998      1997     1996
                                        ----      ----     ----
Fixed income securities                $10,375  $10,723  $ 9,825
Short-term investments                     231      160      215
                                       -------  -------  -------
  Investment income,before expense      10,606   10,883   10,040
  Investment expense                       366      313      521
                                       -------  -------  -------
    Net investment income              $10,240  $10,570  $ 9,519
                                       =======  =======  =======

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


Realized capital gains and losses
Year ended December 31,                                  1998    1997    1996
                                                       ------  ------  ------

Fixed income securities                                $  134  $   17  $    6
    Income taxes                                           47       6       2
                                                        ------  ------  ------
    Realized capital gains and losses, after tax       $   87  $   11  $    4
                                                        ======  ======  ======

Excluding calls and prepayments, there were no gains or losses realized on sales of fixed income securities during 1998, 1997 and 1996.

Unrealized net capital gains
Unrealized   net  capital   gains  on  fixed  income   securities   included  in
shareholder's equity at December 31, 1998 are as follows:



                                                        Gross unrealized
                               Cost/                     ----------------    Unrealized
                           amortized cost   Fair value  Gains      Losses    net gains
                           -------------   ----------   ------     ------    ----------

Fixed income securities       $ 149,898     $ 158,984   $ 9,257   $ (171)    $ 9,086
                              =========      =========  ========  ========
Deferred income taxes                                                         (3,180)
                                                                             ----------
Unrealized net capital gains                                                  $ 5,906
                                                                             ==========


Change in unrealized net capital gains and losses
Year ended December 31,                     1998      1997      1996
                                            ----      ----      ----
Fixed income securities                  $ 2,729   $ 3,585   $(4,918)
Deferred income taxes                       (955)   (1,254)    1,721
                                          -------  -------   --------
Increase (decrease) in unrealized net
     capital gains                       $ 1,774   $ 2,331   $(3,197)
                                         =======   =======   ========
Securities on deposit
At December 31, 1998, fixed income securities with a carrying value of $8,945 were on deposit with regulatory authorities as required by law.

5. Financial Instruments


In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value estimates of financial instruments presented on the following page are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other transaction costs have not been considered in estimating fair value. The disclosures that follow do not reflect the fair value of the Company as a whole since a number of the Company's significant assets (including reinsurance recoverable) and liabilities (including traditional life and universal life-type insurance reserves, and deferred income taxes) are not considered financial instruments and are not carried at fair value. Other assets and liabilities considered financial instruments, such as accrued investment income and cash, are generally of a short-term nature. Their carrying values are assumed to approximate fair value.

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)

Financial assets
The carrying value and fair value of financial assets at December 31, are as follows:

                                1998                 1997
                                ----                 ----
                         Carrying    Fair     Carrying   Fair
                          value      value      value    value
                          -------    ------   -------- -------

Fixed income securities  $158,984  $158,984  $147,911  $147,911
Short-term investments      3,675     3,675     1,020     1,020
Separate Accounts         763,416   763,416   447,658   447,658

Fair values for fixed income securities are based on quoted market prices where available. Non-quoted securities are valued based on discounted cash flows using current interest rates for similar securities. Short-term investments are highly liquid investments with maturities of less than one year whose carrying value approximates fair value. Separate Accounts assets are carried in the consolidated statements of financial position at fair value based on quoted market prices.

Financial liabilities
The carrying value and fair value of financial liabilities at December 31, are as follows:

                                   1998                     1997
                                   ----                     ----
                           Carrying    Fair       Carrying      Fair
                            value      value       value        value
                            -------  -------     ---------     ------
Contractholder funds on
 nvestment contracts    $5,220,485    $5,006,124   $5,188,474  $4,941,732
Separate Accounts          763,416       763,416      447,658     447,658


The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts. Reserves on investment contracts with no stated maturities (single premium and flexible premium deferred annuities) are valued at the account balance less surrender charges. The fair value of immediate annuities and annuities without life contingencies with fixed terms is estimated using discounted cash flow calculations based on interest rates currently offered for contracts with similar terms and durations. Separate Accounts liabilities are carried at the fair value of the underlying assets.


6.   Income Taxes

The Company joins the Corporation and its other eligible domestic subsidiaries (the "Allstate Group") in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the "Allstate Tax Sharing Agreement"). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company's annual income tax provision being computed, with adjustments, as if the Company filed a separate return.

Prior to Sears, Roebuck and Co.'s ("Sears") distribution ("Sears distribution") on June 30, 1995 of its 80.3% ownership in the Corporation to Sears shareholders, the Allstate Group, including the Company, joined with Sears and its domestic business units (the "Sears Group") in the filing of a consolidated federal income tax return (the "Sears Tax Group") and were parties to a federal income tax allocation agreement (the "Tax Sharing Agreement"). Under the Tax Sharing Agreement, the Company, through the Corporation, paid to or received from the Sears Group the amount, if any, by which the Sears Tax Group's federal income tax liability was affected by virtue of inclusion of the Company in the consolidated federal income tax return.

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


As a result of the Sears distribution, the Allstate Group was no longer included in the Sears Tax Group, and the Tax Sharing Agreement was terminated. Accordingly, the Allstate Group and Sears Group entered into a new tax sharing agreement, which adopts many of the principles of the Tax Sharing Agreement and governs their respective rights and obligations with respect to federal income taxes for all periods prior to the Sears distribution, including the treatment of audits of tax returns for such periods.

The Internal Revenue Service ("IRS") has completed its review of the Allstate Group's income tax returns through the 1993 tax year. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material impact on the financial position, liquidity or result of operations of the Company.

The components of the deferred income tax assets and liabilities at December 31, are as follow:
                                          1998          1997
                                          ----          ----
Deferred assets
Separate Accounts                         $   -      $   393
                                         ------       -------
Deferred liabilities
Unrealized net capital gains             (3,180)      (2,225)
Difference in tax bases of investments   (2,244)      (2,265)
Other liabilities                          (122)         (52)
                                        -------       -------
    Total deferred liabilities           (5,546)      (4,542)
                                        -------       -------
      Net deferred liability            $(5,546)     $(4,149)
                                         =======      =======

The components of the income tax expense for the year ended at December 31, are as follow:

                                1998     1997      1996
                                ----     ----      ----

Current                       $ 3,262  $ 4,321   $ 3,082
Deferred                          442     (586)      (62)
                              -------  -------   -------
    Total income tax expense  $ 3,704  $ 3,735   $ 3,020
                              =======  =======   =======

The Company paid income taxes of $731, $4,116 and $2,864 in 1998, 1997 and 1996, respectively. The Company had a current income tax liability of $3,659 and $1,128 at December 31, 1998 and 1997, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the year ended December 31, is as follows:

                                     1998      1997       1996
                                     ----      ----       ----
Statutory federal income tax rate    35.0%     35.0%      35.0%
Other                                  .7        .3         .1
                                     -----     -----      -----
Effective income tax rate            35.7%     35.3%      35.1%
                                     =====     =====      =====

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)



Prior to January 1, 1984, the Company was entitled to exclude certain amounts from taxable income and accumulate such amounts in a "policyholder surplus" account. The balance in this account at December 31, 1998, approximately $340, will result in federal income taxes payable of $119 if distributed by the Company to ALIC. No provision for taxes has been made as the Company has no plan to distribute amounts from this account. No further additions to the account have been permitted since the Tax Reform Act of 1984.


7.       Statutory Financial Information

Permitted statutory accounting practices
The Company prepares its statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the Nebraska Department of Insurance. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company does not follow any permitted statutory accounting practices that have a significant impact on statutory surplus or statutory net income.

The NAIC's codification initiative has produced a comprehensive guide of revised statutory accounting principles. While the NAIC has approved a January 1, 2001 implementation date for the newly developed guidance, companies must adhere to the implementation date adopted by their state of domicile. The Company's state of domicile, Nebraska, is continuing its comparison of codification and current statutory accounting requirements to determine the necessary revisions to existing state laws and regulations. The requirements are not expected to have a material impact on the statutory surplus of the Company.

Dividends
The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by insurance companies without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in accordance with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 1999 without prior approval of the Nebraska Department of Insurance is $14,434.

                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)


8.   Commitments and Contingent Liabilities

Leases

The Company leases certain office facilities. Total rent expense for all leases was $1,358, $1,274 and $1,039 in 1998, 1997 and 1996, respectively. Minimum rental commitments under noncancelable operating leases with initial or remaining term of more than one year as of December 31, are as follows:


                                                  1998
                                                  ----
                            1999                 $1,395
                            2000                  1,174
                            2001                     12
                            2002                     12
                            2003                     12
                            Thereafter              276
                                                 -------
                                                 $2,881
                                                 ======
In 1998, the Company accrued lease cancellation charges of $1,100 in anticipation of terminating a particular lease, included in the table above, for office space which is expected to be vacated by the end of 1999.

Regulation and legal proceedings
The Company's business is subject to the effects of a changing social, economic and regulatory environment. Public and regulatory initiatives have varied and have included employee benefit regulation, controls on medical care costs, removal of barriers preventing banks from engaging in securities and insurance business, tax law changes affecting the taxation of insurance companies, and tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and proposed legislation to prohibit the use of gender in determining insurance rates and benefits. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

From time to time the Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary damages are asserted. In the opinion of management, the ultimate liability, if any, arising from such pending or threatened litigation is not expected to have a material effect on the results of operations, liquidity or financial position of the Company.




                        LINCOLN BENEFIT LIFE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                ($ in thousands)



9.       Other Comprehensive Income

The components of other comprehensive income on a pretax and after-tax basis for the year ended December 31, are as follows:

                                        1998                              1997                             1996
                               -----------------------------   -----------------------------     ----------------------------
                                                      After-                          After-                          After-
                              Pretax       Tax       tax        Pretax      Tax      tax         Pretax      Tax        tax
                              ------     ------    --------     -------     ----     ------      -------     ----     ------
Unrealized capital gains
and losses:
-------------------------
Unrealized holding
   gains (losses) arising
   during the period          $ 2,863   $(1,002)   $ 1,861    $ 3,602  $ (1,260) $   2,342     $  (4,912)   $ 1,719   $ (3,193)
Less: reclassification
   adjustment for
   realized capital gains
   included in net income         134       (47)        87         17        (6)        11             6       (2)          4
                               -------   -------    -------    -------   --------   -------      -------    -------    -------
Unrealized net capital
   gains (losses)               2,729      (955)     1,774      3,585    (1,254)     2,331       (4,918)     1,721     (3,197)
                               -------    -------    ------    ------    -------   -------      --------    -------   --------
Other comprehensive
   income                     $ 2,729    $ (955)   $ 1,774    $ 3,585   $(1,254)   $ 2,331      $(4,918)   $ 1,721    $(3,197)
                               =======    =======   =======    =======   =======   =======      ========    =======   ========



                          LINCOLN BENEFIT LIFE COMPANY
                            SCHEDULE IV- REINSURANCE
                                ($ in thousands)



                                    Gross                               Net
Year Ended December 31, 1998       amount           Ceded            amount
----------------------------      ------            -----            ------

Life insurance in force         $97,690,299  $    97,690,299  $            -
                                ===========  ===============  ==============
Premiums and contract charges:
         Life and annuities     $   287,839  $       287,839  $            -
         Accident and health          3,450            3,450               -
                                -----------  ---------------   -------------
                                $   291,289  $       291,289  $            -
                                ===========  ===============  ==============


                                  Gross                             Net
Year Ended December 31, 1997     amount           Ceded            amount
----------------------------     -------          ------           ------

Life insurance in force         $72,754,000    $72,754,000     $            -
                                ===========    ===========      =============
Premiums and contract charges:
         Life and annuities     $   277,825    $   277,825     $            -
         Accident and health         35,217         35,217                  -
                                -----------    -----------      -------------
                                $   313,042    $   313,042     $            -
                                ===========    ===========      =============


                                   Gross                             Net
Year Ended December 31, 1996       amount         Ceded             amount
----------------------------       ------         -----             ------

Life insurance in force         $51,514,000    $51,514,000   $            -
                                ============    ===========   =============
Premiums and contract charges:
         Life and annuities    $    191,475    $   191,475   $            -
         Accident and health          9,566          9,566                -
                               -------------  -----------    --------------
                               $    201,041    $   201,041   $            -
                               ============    ===========   ==============



                                   APPENDIX A
                            Accumulation Unit Values
                                  Basic Policy




                                                      Accumulation          Accumulation       Number of Units
Fund2                                                 Unit Value1            Unit Value        Outstanding at
                                                       Beginning              Ending              End of Year      Year
-------------------------------------                  ---------           -------------       ---------------     ----

Janus Flexible Income                                     10                   10.25               52,969          1998
Janus Balanced                                            10                   11.69               39,593          1998
Janus Growth                                              10                   11.86               35,519          1998
Janus Aggressive Growth                                   10                   12.27                4,895          1998
Janus Worldwide Growth                                    10                   10.68               64,108          1998

Federated Utility II                                      10                   11.13               35,130          1998
Federated U.S. Gov't. Securities II                       10                   10.27               36,743          1998
Federated High Income Bond II                             10                    9.85               47,674          1998

Fidelity Money Market                                     10                   10.15               69,742          1998
Fidelity Equity-Income                                    10                   10.83               39,303          1998
Fidelity Growth                                           10                   11.62               13,317          1998
Fidelity Overseas                                         10                   10.50               77,591          1998
Fidelity Contrafund                                       10                   11.46               28,065          1998
Fidelity Asset Manager                                    10                   10.80               12,172          1998
Fidelity Index 500                                        10                   11.36               67,638          1998

Alger American Income and Growth                          10                   11.50               24,310          1998
Alger American Small Capitalization                       10                   11.31                5,133          1998
Alger American Growth                                     10                   11.93               51,133          1998
Alger American MidCap Growth                              10                   11.60                1,813          1998
Alger American Leveraged AllCap                           10                   12.81               16,931          1998

Scudder Bond                                              10                   10.19               24,670          1998
Scudder Balanced                                          10                   11.04                9,569          1998
Scudder Growth and Income                                 10                   10.52                8,690          1998
Scudder Global Discovery                                  10                   10.77                1,630          1998
Scudder International                                     10                   10.38                  181          1998

Strong Discovery II                                       10                   11.04                  226          1998
Strong Growth II                                          10                   11.41                8,510          1998
Strong Opportunity II                                     10                   10.94                  603          1998

T. Rowe Price International Stock                         10                   10.78                2,401          1998
T. Rowe Price New America Growth                          10                   11.25                4,126          1998
T. Rowe Price Mid-Cap Growth                              10                   11.50                7,608          1998
T. Rowe Price Equity Income                               10                   10.78               14,739          1998

MFS Growth with Income                                    10                   11.20               10,591          1998
MFS Research                                              10                   11.08                8,940          1998
MFS Emerging Growth                                       10                   11.75                5,861          1998
MFS Total Return                                          10                   10.61               11,410          1998
MFS New Discovery                                         10                   11.35                  842          1998







1. Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this contract.


2. STI Classic Variable Trust Subaccounts were not available during 1998.


A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.





                            Accumulation Unit Values
                      Basic Policy plus Death Benefit Rider




                                                     Accumulation          Accumulation        Number of Units
Fund2                                                 Unit Value1           Unit Value         Outstanding at
                                                       Beginning              Ending             End of Year       Year
-----------------------------------                   -----------          ------------        ---------------     ----

Janus Flexible Income                                     10                   10.24                7,491          1998
Janus Balanced                                            10                   11.68               18,636          1998
Janus Growth                                              10                   11.85               14,182          1998
Janus Aggressive Growth                                   10                   12.26                4,799          1998
Janus Worldwide Growth                                    10                   10.68               60,930          1998

Federated Utility II                                      10                   11.13               23,112          1998
Federated U.S. Gov't. Securities II                       10                   10.26               10,599          1998
Federated High Income Bond II                             10                    9.84                7,379          1998

Fidelity Money Market                                     10                   10.14               53,103          1998
Fidelity Equity-Income                                    10                   10.82               19,830          1998
Fidelity Growth                                           10                   11.62               11,279          1998
Fidelity Overseas                                         10                   10.49                2,466          1998
Fidelity Contrafund                                       10                   11.45               22,847          1998
Fidelity Asset Manager                                    10                   10.80                7,062          1998
Fidelity Index 500                                        10                   11.35              136,539          1998

Alger American Income and Growth                          10                   11.49               20,131          1998
Alger American Small Capitalization                       10                   11.30                2,569          1998
Alger American Growth                                     10                   11.92               15,244          1998
Alger American MidCap Growth                              10                   11.59                8,615          1998
Alger American Leveraged AllCap                           10                   12.80                4,249          1998

Scudder Bond                                              10                   10.18                2,343          1998
Scudder Balanced                                          10                   11.03                4,128          1998
Scudder Growth and Income                                 10                   10.51                1,708          1998
Scudder Global Discovery                                  10                   10.76                  0            1998
Scudder International                                     10                   10.37                5,932          1998

Strong Discovery II                                       10                   11.03                1,200          1998
Strong Growth II                                          10                   11.41                3,091          1998
Strong Opportunity II                                     10                   10.93                1,370          1998

T. Rowe Price International Stock                         10                   10.77                5,160          1998
T. Rowe Price New America Growth                          10                   11.24                4,213          1998
T. Rowe Price Mid-Cap Growth                              10                   11.49               43,441          1998
T. Rowe Price Equity Income                               10                   10.78               13,978          1998

MFS Growth with Income                                    10                   11.19                8,633          1998
MFS Research                                              10                   11.07                2,305          1998
MFS Emerging Growth                                       10                   11.74                   91          1998
MFS Total Return                                          10                   10.60                8,539          1998
MFS New Discovery                                         10                   11.34                2,858          1998






1. Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this contract.


2. STI Classic Variable Trust Subaccounts were not available during 1998.


A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.



                            Accumulation Unit Values
            Basic Policy plus Death Benefit and Income Benefit Rider




                                                      Accumulation          Accumulation        Number of Units
Fund                                                  Unit Value1            Unit Value         Outstanding at
                                                       Beginning              Ending             End of Year2      Year
-----------------------------------                  -------------           -----------        ---------------    ----

Janus Flexible Income                                     10                   10.24                9,165          1998
Janus Balanced                                            10                   11.67               11,145          1998
Janus Growth                                              10                   11.84                7,219          1998
Janus Aggressive Growth                                   10                   12.25                  788          1998
Janus Worldwide Growth                                    10                   10.67               10,553          1998

Federated Utility II                                      10                   11.12                7,862          1998
Federated U.S. Gov't. Securities II                       10                   10.25                9,297          1998
Federated High Income Bond II                             10                    9.83               10,770          1998

Fidelity Money Market                                     10                   10.13               27,065          1998
Fidelity Equity-Income                                    10                   10.82                4,535          1998
Fidelity Growth                                           10                   11.61                2,503          1998
Fidelity Overseas                                         10                   10.48                    0          1998
Fidelity Contrafund                                       10                   11.44                5,053          1998
Fidelity Asset Manager                                    10                   10.79                  292          1998
Fidelity Index 500                                        10                   11.35               18,374          1998

Alger American Income and Growth                          10                   11.48                  287          1998
Alger American Small Capitalization                       10                   11.30                2,840          1998
Alger American Growth                                     10                   11.91                4,543          1998
Alger American MidCap Growth                              10                   11.58                  266          1998
Alger American Leveraged AllCap                           10                   12.79                  273          1998

Scudder Bond                                              10                   10.17                2,883          1998
Scudder Balanced                                          10                   11.02                4,684          1998
Scudder Growth and Income                                 10                   10.51                  702          1998
Scudder Global Discovery                                  10                   10.75                  203          1998
Scudder International                                     10                   10.37                2,877          1998

Strong Discovery II                                       10                   11.02                    0          1998
Strong Growth II                                          10                   11.40                    0          1998
Strong Opportunity II                                     10                   10.92                  191          1998

T. Rowe Price International Stock                         10                   10.76                    0          1998
T. Rowe Price New America Growth                          10                   11.23                    0          1998
T. Rowe Price Mid-Cap Growth                              10                   11.49                    0          1998
T. Rowe Price Equity Income                               10                   10.77                  687          1998

MFS Growth with Income                                    10                   11.18                3,420          1998
MFS Research                                              10                   11.06                1,499          1998
MFS Emerging Growth                                       10                   11.73                  733          1998
MFS Total Return                                          10                   10.59                3,925          1998
MFS New Discovery                                         10                   11.34                    0          1998








1. Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this contract.


2. STI Classic Variable Trust Subaccounts were not available during 1998.



A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                   APPENDIX B
                         PORTFOLIOS AND PERFORMANCE DATA
                                PERFORMANCE DATA

From time to time the Separate Account may advertise the Fidelity Money Market Subaccount's "yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Fidelity Money Market Subaccount refers to the net income earned by the Subaccount over the seven-day period stated in the advertisement. This income is then "annualized." That is, the amount of income earned during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by the investment is assumed to be reinvested at the end of each seven-day period. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. Neither the yield nor the effective yield takes into consideration the effect of any capital gains or losses that might have occurred during the seven day period, nor do they reflect the impact of any premium tax charge or Withdrawal Charges. The impact of other, recurring charges on both yield figures is, however, reflected in them to the same extent it would affect the yield (or effective yield) for a Contract of average size.

In addition, the Separate Account may advertise an annualized 30-day (or one month) yield figure for Subaccounts other than the Fidelity Money Market Subaccount. These yield figures are based upon the actual performance of the Subaccount over a 30-day (or one month) period ending on a date specified in the advertisement. Like the money market yield data described above, the 30-day (or one month) yield data will reflect the effect of all recurring Contract charges, but will not reflect any Withdrawal Charges or premium tax charge. The yield figure is derived from net investment gain (or loss) over the period expressed as a fraction of the investment's value at the end of the period.

The Separate Account may also advertise standardized and non-standardized "total return" data for its Subaccounts. Like the yield figures described above, total return figures are based on historical data and are not intended to indicate future performance. The standardized "total return" compares the value of a hypothetical investment made at the beginning of the period to the value of the same hypothetical investment at the end of the period. Standardized total return figures reflect the deduction of any Withdrawal Charge that would be imposed upon a complete redemption of the Contract at the end of the period. Recurring Contract charges are reflected in the standardized total return figures in the same manner as they are reflected in the yield data for Contracts funded through the Money Market Subaccount.

In addition to the standardized "total return," the Separate Account may advertise non-standardized "total return." Non-standardized total return is calculated in a similar manner and for the same time periods as the standardized total return except that the Withdrawal Charge is not deducted. Further, we assumed an initial hypothetical investment of $30,000, because $30,000 is closer to the average Purchase Payment of a Contract which we expect to write. Standardized total return, on the other hand, assumes an initial hypothetical investment of $1,000.

The Separate Account may also disclose yield and non-standardized total return for time periods before the date the Separate Account commenced operations. In this case, performance data for the Subaccounts is calculated based on the performance of the Portfolios and assumes that the Subaccounts existed during the same time period as the Portfolios, with recurring Contract charges equal to those currently assessed against the Subaccounts.


Our advertisements may also compare the performance of our Subaccounts with: (a) certain unmanaged market indices, including but the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or
(b) other management investment companies with investment objectives similar to the underlying funds being compared. Our advertisements also may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

The Contract charges are described in more detail on pages [ ]. We have described the computation of advertised performance data for the Separate Account in more detail beginning on page [ ] of the Statement of Additional Information.

                                   APPENDIX C
                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:          $40,000.00

Guarantee Period:          5 Years

Guaranteed Interest Rate:  5% Annual Effective Rate

5-year Treasury Rate at
Time of Purchase Payment:  6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

   (a) the greater of:

      - earnings not previously withdrawn; or

      - 15% of your total Purchase Payments in the most recent seven years; plus

   (b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (B) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

 .9 X (I-J) X N,

where:

          I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

          J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

          N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

    .9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

    $648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

      $2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

      $38,832.00 = $42,000.00 - $648.00 - $2,520.00

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

      .9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

      $648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

      $2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

      $40,128.00 = $42,000.00 + $648.00 - $2,520.00

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

let:       AW  = the total amount to be withdrawn from your contract value
           MVA = Market Value Adjustment
           WC  = Withdrawal Charge
           AW' = amount subject to Market Value Adjustment and Withdrawal Charge

Then       AW - $20,000.00 = MVA + WC

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW -$6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = MVA +
WC.

           MVA        =          .018 X AW'
           WC         =          .07 X AW'

(since the Market Value Adjustment is a reduction from amount withdrawn, it operates in the same direction as the Withdrawal Charge)

           MVA + WC = .088AW'
           AW' - $14,000.00 = .088AW'
           AW' = $14,000.00 / (1 - .088) = $15,350.88
           MVA = .018 X $15,350.88 = $276.32
           WC = .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

    By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

    AW'  =  amount that MVA & WC are applied to
         =  amount withdrawn in excess of Free Amount = $20,.000.00 - $6,000.00
               = $14,000.00
    MVA  =  .018 X $14,000.00 = $252.00

    WC   =  .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00;  the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of issuance and Distribution.

     Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $31,000 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0; cost of printing and engraving - $25,000 (approximate); legal fees - $5,000 (approximate), and accounting fees - $1,000 (approximate). All amounts are estimated.

Item 14.  Indemnification of Directors and Officers

         The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

         The By-Laws of Allstate Life Financial Services, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

         Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Item 15.  Recent Sales of Unregistered Securities.

         Not Applicable.

Item 16.  Exhibits and Financial Statement Schedules.

         (A) Exhibits

         Exh. No. Description
            1       Form of Principal Underwriting Agreement*
          3(a)      Articles of Incorporation**
          3(b)      Bylaws**
          4(a)      Form of Variable Annuity Contract***
          4(b)      Form of Application***
            5       Opinion and Consent of Counsel regarding legality****
           21       Subsidiaries of Registrant****
         23(a)      Consent of Deloitte & Touche LLP, Independent Auditors
         23(b)      Consent of Counsel
           27       Financial Data Schedule*****

-------------------------------------------------

* Incorporated herein by reference to Post-Effective Amendment to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 22, 1999

** Incorporated herein by reference to the Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

*** Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 22, 1998

**** Incorporated herein by reference to the Registration Statement on Form S-1 for Lincoln Benefit Life Company (File No. 333-59765) filed July 24, 1998.

*****Incorporated  herein by reference to the Registrant's Form 10-K filed March
     30, 1999.


         (B) CONSOLIDATED FINANCIAL STATEMENTS

         Report of independent Auditors

         Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Financial Position as of December 31, 1998 and 1997

         Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 1998, 1997 and 1996

         Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Shareholder's Equity for the years ended December 31, 1998, 1997, and 1996

         Lincoln Benefit Life Company and Subsidiary Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997, and 1996

         Notes to Consolidated Financial Statements

         Supplemental Schedule--Reinsurance

Item 17.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         As required by the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on the 1st day of April 1999.

                                   LINCOLN BENEFIT LIFE COMPANY (Registrant)

                                   By:  /s/ B. Eugene Wraith
                                        ---------------------
                                        B. Eugene Wraith
                                        President and Chief Operating Officer

         As required by the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 1st day of April 1999.


/s/ B. Eugene Wraith
----------------------------
B. Eugene Wraith                 President, Chief Operating        April 1, 1999
(Principal Executive Officer)    Officer and Director


/s/ Robert E. Rich
----------------------------
Robert E. Rich                   Executive Vice President          April 1, 1999
                                 and Director

/s/ Marvin P. Ehly
----------------------------
Marvin P. Ehly                   Senior Vice President,            April 1, 1999
(Principal Financial Officer)    Treasurer and Director

/s/ Janet P. Anderbery
----------------------------
Janet P. Anderbery               Vice President and Controller     April 1, 1999
(Principal Accounting Officer)


/s/ John H. Coleman, III
----------------------------
John H. Coleman, III             Director                          April 1, 1999


----------------------------
Peter H. Heckman                 Chairman of the Board             April 1, 1999
                                 and Chief Executive Officer


----------------------------
Louis G. Lower, II               Director                          April 1, 1999


/s/ John J. Morris
----------------------------
John J. Morris                   Director                          April 1, 1999


/s/ Douglas F. Gaer
----------------------------
Douglas F. Gaer                  Director                          April 1, 1999


----------------------------
Kevin Slawin                     Director                          April 1, 1999


----------------------------
Michael J. Velotta               Director                          April 1, 1999


/s/ Dean M. Way
----------------------------
Dean M. Way                      Director                          April 1, 1999


/s/ Carol S. Watson
----------------------------
Carol S. Watson                  Director                          April 1, 1999


----------------------------
Patricia W. Wilson               Director                          April 1, 1999


----------------------------
Thomas J. Wilson, II             Director                          April 1, 1999

                                    EXHIBITS


         Exhibit No.       Description
         -----------       ------------
             23(a)         Consent of Independent Auditors'
             23(b)         Consent of Counsel